UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEEP GREEN WASTE & RECYCLING, INC.

(Exact name of registrant as specified in its charter)

Wyoming	7349	30-1035174
(State or other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13110 NE 177th Place, Suite 293, Woodinville, WA 98072

(833) 304-7336

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Registered Agent Solutions, Inc.

125 S. King St.

P.O. Box 2922

Jackson, WY 83001

(800) 246-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

(213) 381-7450

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-260553) (the “Registration Statement”) of Deep Green Waste & Recycling, Inc. (the “Company”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 10, 2021, is being filed to (i) include the information contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, that was filed with the SEC on November 5, 2021, (ii) update the information contained within the Selling Shareholders disclosure, and (iii) update certain other information in the Registration Statement.

The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (4)
Common stock, par value $.0001 per share, issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 BHP Capital NY Inc. financing (the “October 2021 BHP financing”)	100,000,000	$0.0175	$1,750,000	$162
Common stock, par value $.0001 per share, commitment shares issued in connection with the October 2021 BHP financing	2,298,852	0.0175	40,230	4
Common stock, par value $.0001 per share, issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 Quick Capital, LLC financing (the “October 2021 Quick financing”)	100,000,000	0.0175	1,750,000	162
Common stock, par value $.0001 per share, commitment shares issued in connection with the October 2021 Quick financing	2,298,852	0.0175	40,230	4
Total	204,597,704	$-	$3,580,460	$332

(1)	The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon a $0.0175 per share price on the OTCQB Marketplace on October 25, 2021, the most recent day that the Registrant’s shares traded on the OTCQB Marketplace.

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)

This Registration Statement covers the resale by our selling shareholders of up to 200,000,000 shares of common stock issuable upon conversion of convertible notes outstanding and 4,597,704 previously issued shares of common stock.

(4)	Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION Dated January 26, 2022

DEEP GREEN WASTE & RECYCLING, INC.

204,597,704

Shares of

Common Stock

Pursuant to this prospectus, the selling shareholders identified herein (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”) are offering on a resale basis, up to 204,597,704 shares of common stock, par value $0.001 per share (the “common stock”) of Deep Green Waste & Recycling, Inc. (the “Company,” “Deep Green,” “we,” “our” or “us”). These shares include (i) 100,000,000 shares issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 BHP financing, (ii) 2,298,852 shares of common stock issued as Commitment shares in connection with the October 2021 BHP financing, (iii) 100,000,000 shares issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 Quick financing, and (iv) 2,298,852 shares of common stock issued as Commitment shares in connection with the October 2021 Quick financing. We are not selling any shares under this prospectus, and we will not receive any proceeds from the sales of shares by the Selling Shareholders. The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our Common Stock is quoted on the OTCQB Marketplace under the symbol “DGWR.” On October 25, 2021, the last reported sales price for our Common Stock was $0.0175 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares from the selling shareholders.

The selling shareholders may offer, sell or distribute all or a portion of the shares of common stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Additionally, our auditor has expressed substantial doubt as to our Company’s ability to continue as a going concern. Our common stock involves a high degree of risk. You should read the “RISK FACTORS” section beginning on page 12 before you decide to purchase any of our Common Stock.

Our Common Stock is quoted on the OTCQB Marketplace under the symbol “DGWR.”

The Company has minimal revenues to date and there can be no assurance that the Company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment. Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 26, 2022.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the United States Securities and Exchange Commission (the “SEC”) to permit the Selling Shareholders to sell the shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.”

You should rely only on the information contained in this document and any free writing prospectus we provide to you. Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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Use of Industry and Market Data

This prospectus includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

Trademarks, Trade Names and Service Marks

“Deep Green Waste & Recycling” and other trademarks or service marks of Deep Green Waste & Recycling, Inc. appearing in this prospectus are the property of Deep Green Waste & Recycling, Inc. The other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, the terms, timing and closing of our proposed acquisitions or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this prospectus is filed to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to protect our brands and reputation;

●	Our ability to repay our debts;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Risks in connection with completed or potential acquisitions, dispositions and other strategic growth opportunities and initiatives;

●	Risks related to the anticipated timing of the closing of any potential acquisitions;

●	Risks related to the integration with regards to potential or completed acquisitions;

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness, though we do generally believe the data to be reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including, but not limited to, the possibility that we may fail to preserve our expertise in consumer product development; that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable maintain profitability; that we may be unable to attract and retain key personnel; or that we may not be able to effectively manage, or to increase, our relationships with customers; and that we may have unexpected increases in costs and expenses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Deep Green Waste,” “Deep Green’” the “Company,” “we,” “us” and “our” or similar terms are to Deep Green Waste & Recycling, Inc.

DESCRIPTION OF BUSINESS

Overview

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

Deep Green is a consolidator and operator of environmental services and specialized waste & recycling companies that manages environmental remediation, abatement, and specialized testing services and construction and debris removal for commercial, institutional and residential properties throughout the south-eastern U.S. The Company’s subsidiaries serve retail malls and shopping centers, multi-family apartment and townhome communities, hospitals, hotels, correctional institutions, and office parks as well as residential property management companies and general contractors.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000,000 shares of common stock of the Company.

On August 24, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition, LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green Waste”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green Waste (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

On October 1, 2017, the Company acquired Compaction and Recycling Equipment, Inc. (“CARE”), a Portland, Oregon based company that sells and services waste and recycling equipment. The Company purchased 100% of the common stock for $902,700, of which $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On October 1, 2017, the Company acquired Columbia Financial Services, Inc. (“CFSI”), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300, of which $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations with Mirabile Corporate Holdings, Inc. (the “Agreement”). Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities.

On September 16, 2021, the Company entered into a Release and Settlement Agreement (the “Settlement Agreement”) with Gordon Boorse pertaining to the outstanding principal and interest outstanding on the Notes issued by the Company in the purchase of CARE and CFSI. Under the terms of the Settlement Agreement, the Company abandoned all claims against Boorse with respect to its purchase of CARE and CFSI, and Boorse forgave the outstanding principal ($495,000) and interest ($157,995) due under the CARE and CFSI Notes. Please see NOTE F - DEBT within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer paid the seller $160,000 and issued the Seller 2,000,000 shares of the Company’s restricted common stock. The Buyer remitted $50,000 at Closing and issued the Seller a Promissory Note (the “Note”) in the amount of $110,000, which was paid April 9, 2021. The Note was secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

Securities Purchase Agreement

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and is due on December 18, 2021. The transaction closed on October 19, 2021. On December 18, 2021, the Company and Shareholder agreed to extend the due date for the Promissory Note for 30 days. As of the date of this filing, the Company has failed to make the payment due under the terms of the Promissory Note or extension and is thus in technical default.

The Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients.

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of plastics, electronic wastes, food wastes, and hazardous wastes in the commercial property universe;

●	Establish partnerships with innovative universities, municipalities and companies; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

Some potential merger/acquisition candidates have been identified and discussions initiated. These candidates are within the Company’s core business model, serving commercial properties, accretive to cash flow, and geographically favorable. While seeking to identify acquisition candidates, the Company seeks to identify target entities with a similar core business model or a model which naturally integrates with its own, and which are situated in opportunistic geographic locations.

We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Licenses:

None.

Patents/Trademarks:

We currently hold no patents or trademarks.

Research & Development

We had no expenses in Research and Development costs during the nine months ended September 30, 2021 and years ended December 31, 2020 and 2019.

Compliance Expenses

Our company incurs annual expenses to comply with state corporate governance and business licensing requirements. We estimate these costs to be under $2,000 per year for the establishment of foreign corporations in other states that we plan to operate.

Labor and Other Supplies

We currently have three part time employees. We contract all labor for public company governance services, website development, accounting, legal and daily activities outside of management.

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Principal Products or Services and Markets

The principal markets for the Company’s future and recycling services will comprise property management companies, construction and demolition companies, restaurants and retail stores, industrial and manufacturing businesses, and healthcare.

Seasonality

The waste and recycling industry experiences little seasonal variance, and the Company does not anticipate significant seasonality in its business.

Leases

The Company anticipates its most significant lease obligations will be classified as fixed assets that will be used in the normal course of its business.  Some lease obligations may include renewal or purchase options, escalation clauses, restrictions, penalties or other obligations that we will consider in determining minimum lease payments. The leases will be classified as either operating leases or capital leases, as appropriate.

Governmental Regulation

Our operations are subject to certain foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. We believe we operate in substantial compliance with all applicable requirements. However, material costs and liabilities may arise from these requirements or from new, modified or more stringent requirements. Material cost may rise due to additional manufacturing cost of raw or made parts with the application of new regulations. Our liabilities may also increase due to additional regulations imposed by foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. In addition, our past, current and future operations and those of businesses we acquire, may give rise to claims of exposure by employees or the public or to other claims or liabilities relating to environmental, waste management or health and safety concerns.

Our markets can be positively or negatively impacted by the effects of governmental and regulatory matters. We are affected not only by energy policy, laws, regulations and incentives of governments in the markets into which we sell, but also by rules, regulations and costs imposed by utilities. Utility companies or governmental entities could place barriers on the installation of our product or the interconnection of the product with the electric grid. Further, utility companies may charge additional fees to customers who install on-site power generation, thereby reducing the electricity they take from the utility, or for having the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems in the future. This could make our systems less desirable, thereby adversely affecting our revenue and profitability potential. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our future operations. These costs, incentives and rules are not always the same as those faced by technologies with which we compete. Additionally, reduced emissions and higher fuel efficiency could help our future customers combat the effects of global warming. Accordingly, we may benefit from increased government regulations that impose tighter emission and fuel efficiency standards.

6

Environmental Regulation

Upon the completion of an acquisition of a waste and recycling service business, the Company will become subject to federal, state or provincial and local environmental, health, safety and transportation laws and regulations. These laws and regulations are administered by the EPA, Environment Canada, and various other federal, state, provincial and local environmental, zoning, transportation, land use, health and safety agencies in the U.S. and Canada. Many of these agencies will examine our subsidiary operations to monitor compliance with these laws and regulations and have the power to enforce compliance, obtain injunctions or impose civil or criminal penalties in case of violations.  Because the primary mission of our business is to collect, manage and recycle waste in an environmentally sound manner, a significant portion of our capital expenditures will be related, either directly or indirectly, to supporting the Company’s subsidiary operations as they relate to compliance with federal, state, provincial and local rules.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

In the event we are successful in an acquisition of a company in the waste management sector, we expect to encounter intense competition with large national waste management companies, counties and municipalities that maintain their own waste collection and disposal operations and regional and local companies of varying sizes and financial resources. The industry also includes companies that specialize in certain discrete areas of waste management, operators of alternative disposal facilities, companies that seek to use parts of the waste stream as feedstock for renewable energy and other by-products, and waste brokers that rely upon haulers in local markets to address customer needs. In recent years, the industry has seen some consolidation, though the industry remains intensely competitive. Operating costs, disposal costs and collection fees vary widely throughout the areas in which we operate. The prices that we charge are determined locally, and typically vary by volume and weight, type of waste collected, treatment requirements, risk of handling or disposal, frequency of collections, distance to final disposal sites, the availability of airspace within the geographic region, labor costs and amount and type of equipment furnished to the customer.

Competitors include: Waste Management (WM), Rubicon Global, Republic Services, Stericycle, Waste Connections, Casella Waste Systems, Bioenergy DevCo, PegEx, Recycle Track Systems and Liquid Environmental Solutions.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to ensure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Employees

As of the date of this Report, we have 12 full-time employees and 2 part-time employees.  Three full-time employees serve in the public company in the roles of President/Chief Executive Officer/Corporate Secretary, Chief Operating Officer, and Interim Chief Financial Officer.  One full-time and two part-time employees serve in the Amwaste subsidiary.  Eight full-time employees serve in the Lyell Environmental Services subsidiary.  We plan to expand our management team within the next 12 months to include certain officers for any acquisitions and any new subsidiaries or operational activities management deems necessary.   We consider our relations with our employees and consultants to be in good standing.  Please see DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS for additional information.

Report to Shareholders

The public may read and copy these reports, statements, or other information we file at the SEC’s public reference room at 100 F Street, NE., Washington, DC 20549 on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).

7

Going Concern

The Company had minimal revenues and has incurred losses of $8,511,260 for the period August 24, 1995 (inception) through the nine months ended September 30, 2021 and negative working capital of $3,868,987 at September 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see NOTE L - GOING CONCERN UNCERTAINTY within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

Company Information

We are a Wyoming for-profit corporation. Our corporate address is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072, our telephone number is (833) 304-7336 and our website address is www.deepgreenwaste.com. The information on our website is not a part of this prospectus. The Company’s stock is quoted under the symbol “DGWR” on the OTCQB Marketplace. The Company’s transfer agent is Transfer Online whose address is 512 SE Salmon St., Portland, OR 97214 and phone number is (503) 227-2950.

Recent Developments

Quick Capital, LLC and BHP Capital NY Inc. financing

On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. The transaction closed on October 19, 2021.

The Note is guaranteed by the Company and its subsidiaries. The Note and the guarantees are secured by a pledge of substantially all of the assets of the Company and the guarantors.

As part and parcel of the foregoing transaction, each of the Investors was issued 2,298,852 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 66,666,667 shares of the Company’s common stock at an exercise price of $0.015 for a term of 5-years.

Lyell Environmental Services SPA

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and is due on December 18, 2021. The transaction closed on October 19, 2021. On December 18, 2021, the Company and Shareholder agreed to extend the due date for the Promissory Note for 30 days. As of the date of this filing, the Company has failed to make the payment due under the terms of the Promissory Note or extension and is thus in technical default.

Capital Structure

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

Amwaste Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer paid the seller $160,000 and issued the Seller 2,000,000 shares of the Company’s restricted common stock. The Buyer remitted $50,000 at Closing and issued the Seller a Promissory Note (the “Note”) in the amount of $110,000, which was paid April 9, 2021. The Note was secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021.

8

Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including having to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

THE OFFERING

Securities offered	Up to 204,597,704 shares of our Common Stock

Offering Amount	$3,580,460

Terms of the Offering	The Selling Shareholders will determine when and how they sell the shares offered in this prospectus, as described in “Plan of Distribution” beginning on page 24.

Use of Proceeds	We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive the exercise price of the October 2021 Quick warrant and October 2021 BHP warrant, if and when such warrants are exercised for cash by the holders of such warrants. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares. We will bear all costs associated with registering the shares of common stock offered by this prospectus. See “Use of Proceeds.”

Common Stock Issued and Outstanding Before This Offering	218,603,072 (1)

Common Stock Issued and Outstanding After This Offering	418,603,072 (2)

Risk Factors	See “Risk Factors” beginning on page 12 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

Market for Common Stock	Our Common Stock is currently quoted on the OTCQB Marketplace under the symbol “DGWR.”

Dividends	We have not declared or paid any cash dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Transfer agent and registrar	Transfer Online, Inc.

9

(1)	The number of shares of our common stock outstanding before this Offering is 218,603,072 as of October 25, 2021.

(2)

On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. The transaction closed on October 19, 2021.

The Note is guaranteed by the Company and its subsidiaries. The Note and the guarantees are secured by a pledge of substantially all of the assets of the Company and the guarantors.

As part and parcel of the foregoing transaction, each of the Investors was issued 2,298,852 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 66,666,667 shares of the Company’s common stock at an exercise price of $0.015 for a term of 5-years.

10

SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	For the nine months ended September 30, 2021	For the year-ended December 31, 2020	For the year-ended December 31, 2019
Revenue	$120,180	$-	$-
Loss from operations	$(496,537)	$(471,991)	$(41,403)
Net income (loss)	$(734,906)	$(732,570)	$(92,376)

Balance Sheet Data

	As of September 30, 2021	As of December 31, 2020	As of December 31, 2019
Cash	$51,878	$757	$735
Total assets	$384,756	$15,555	$29,199
Total liabilities	$3,966,187	$4,373,037	$4,149,109
Total stockholders’ (deficiency)	$(3,581,431)	$(4,357,482)	$(4,119,910)

11

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to Our Financial Condition

The Company has limited financial resources. Our auditors have expressed in the report of independent registered public accounting firm that there is substantial doubt about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses substantial doubt about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operation.

As we have approximately ten years of corporate operational history and have yet to generate substantial revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the technology, retail and cannabis industries, which are three rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

12

We expect our quarterly financial results to fluctuate.

We expect our revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	General economic conditions, both domestically and in foreign markets;

●	Our ability to further our business plan in the waste management sector through organic growth;

●	Our ability to identify acquisition targets that will become accretive to our future earnings;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to raise capital to implement our business plan;

●	Our ability to repay our debts;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

General Business Risks

We intend to pursue the acquisition on an operating business.

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

We have not executed any formal agreement for a business combination or other transaction and have not established standards for business combinations.

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Scarcity of, and competition for, business opportunities and combinations.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Lack of diversification may limit future business.

The Company intends to engage in multiple business combinations. However, initially, the Company’s proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company’s activities will be limited to those engaged in by the business opportunity in which the Company merges or acquires. If the Company is unable to diversify its activities into a number of areas, that may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations.

Federal and state taxation of business combination may discourage business combinations.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Lloyd Spencer, the Company’s President and Chief Executive Officer. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We will need to raise additional capital to continue operations over the coming year.

We anticipate the need to raise approximately $500,000 in capital to fund our operations through March 31, 2022 and approximately $2,500,000 over the next 24 months. We expect to use these cash proceeds, primarily for future acquisitions, expansion of our business plan and to remain in full legal and accounting compliance with the SEC. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to remain operational.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

13

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Wyoming law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

If we are unable to maintain effective internal control over our financial reporting, the reputational effects could materially adversely affect our business.

Under the provisions of Section 404(a) of the Sarbanes-Oxley Act of 2002, as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules requiring public companies to perform an evaluation of Internal Control over Financial Reporting (Internal Controls) and to report on our evaluation in our Annual Report on Form 10-K. Our Internal Controls constitute a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. In the event we discover material weakness in our internal controls and our remediation of such reported material weakness is ineffective, or if in the future we are unable to maintain effective Internal Controls, additional resulting material restatements could occur, regulatory actions could be taken, and a resulting loss of investor confidence in the reliability of our financial statements could occur.

The Company’s bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s business plan is speculative.

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred high levels of debt and expects to incur future debt in order to fund operations. As of September 30, 2021, the Company had accounts payable of $2,979,179 (of which $487,615 is due under three default judgments), one outstanding convertible debenture totaling $100,000 and outstanding promissory notes in the amount of $495,000 and $387,535 due under a factoring agreement. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment. There is high risk of default, if the Company is not able to raise additional capital and there is no assurance that the Company will be able to do so. In the event we are unable to pay the amount due under the convertible debenture, the noteholder may at its election convert the note into shares of the Company’s common stock causing significant dilution to our shareholders. In the event we are unable to pay the amount due under our accounts payable, creditors may elect to bring further litigation to protect their claims or perfect their judgments. In the event the Company is not able to satisfy our debt obligations, we may be required to cease operations.

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The Company’s expenses could increase without a corresponding increase in revenues.

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company will be reliant on key suppliers.

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

Increased costs could affect the company.

An increase in the cost of raw materials or energy could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to maintain and enhance product image.

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company’s products and services may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If we are unable to protect effectively our intellectual property, we may not be able to operate our business, which would impair our ability to compete.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

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Computer, website or information system breakdown could affect the Company’s business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The amount of capital the company is attempting to raise in this offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise responding to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us.

The Company’s business model is evolving.

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market the Company’s products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company’s business model as the Company’s market continues to evolve.

The Company needs to increase brand awareness.

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it would have a material adverse effect on the Company’s consolidated results of operations.

The Company faces competition in the Company’s markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than does the company.

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company’s ability to compete depends, in part, upon a number of factors outside the Company’s control, including the ability of the Company’s competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company’s consolidated results of operations.

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A data security breach could expose the Company to liability and protracted and costly litigation and could adversely affect the Company’s reputation and operating revenues.

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company issued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company depends on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason would significantly impair the Company’s ability to conduct its business.

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to ‘denial-of-service’ attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $75,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease ongoing business operations.

We are in the “developmental” stage of business and have yet to commence any substantive commercial operations. We have limited history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the developmental stage. Success is significantly dependent on a successful drilling, completion and production program. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the developmental stage and potential investors should be aware of the difficulties normally encountered by enterprises in this stage. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in the Company.

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Risk to Our Common Stock and Offering

If we fail to remain current on our reporting requirements, we could be removed from the OTCQB Marketplace which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the OTCQB Marketplace must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTCQB Marketplace, which may have an adverse material effect on the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Authorization of preferred stock.

Our Certificate of Incorporation, as amended, authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of September 30, 2021, we have authorized and issued 100,000 and 31,000 shares, respectively, of Series B Preferred stock. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

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The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction.

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is not a public market for the resale of the Shares. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will be compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTCQB Marketplace is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

Existing stockholders will experience significant dilution from our sale of shares under potential Securities Purchase Agreements.

The sale of shares pursuant to any Securities Purchase Agreements executed by the Company in the future will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly, as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

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The Company May Issue Shares of Preferred Stock with Greater Rights than Common Stock.

The Company’s charter authorizes the Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of the Company’s common stock. Any preferred stock that is issued may rank ahead of the Company’s common stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than the Company’s common stock.

Being a Public Company Significantly Increases the Company’s Administrative Costs.

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and listing requirements subsequently adopted by the NYSE Amex in response to Sarbanes-Oxley, have required changes in corporate governance practices, internal control policies and audit committee practices of public companies. Although the Company is a relatively small public company, these rules, regulations, and requirements for the most part apply to the same extent as they apply to all major publicly traded companies. As a result, they have significantly increased the Company’s legal, financial, compliance and administrative costs, and have made certain other activities more time consuming and costly, as well as requiring substantial time and attention of our senior management. The Company expects its continued compliance with these and future rules and regulations to continue to require significant resources. These rules and regulations also may make it more difficult and more expensive for the Company to obtain director and officer liability insurance in the future and could make it more difficult for it to attract and retain qualified members for the Company’s Board of Directors, particularly to serve on its audit committee.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US $5,000,000, or (b) average annual revenue of at least US $6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least US $2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

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The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 500,000,000 shares of common stock, of which 200,005,368, 129,836,060 and 105,051,540 shares of common stock are issued and outstanding as of September 30, 2021, December 31, 2020 and December 31, 2019, respectively. Our Board of Directors has the authority to cause us to issue additional shares of common stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

You may be diluted by conversions of the Company’s Series B Preferred Stock, convertible notes and exercises of outstanding options and warrants.

As of September 30, 2021, we have (i) one outstanding third-party note with a total principal amount of $100,000, which is convertible into an indeterminate number of shares of common stock, and (ii) 31,000 shares of our Series B Convertible Preferred Stock convertible into an undetermined number of shares of our common stock. Please see NOTE N – SUBSEQUENT EVENTS, NOTE G – CONVERTIBLE NOTES PAYABLE and NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

The conversion of the third-party note and conversion of our Series B Convertible Preferred Stock will result in further dilution of your investment. In addition, you may experience additional dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and warrants outstanding, will dilute your ownership interests and may adversely affect the future market price of our common stock.

The issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock could be dilutive to stockholders if they do not invest in future offerings. We may seek additional capital through a combination of private and public offerings in the future.

The Company’s shares of common stock are quoted on the OTCQB Marketplace, which limits the liquidity and price of the Company’s common stock.

The Company’s shares of Common Stock are traded on the OTCQB Marketplace under the symbol “DGWR.” Quotation of the Company’s securities on the OTCQB Marketplace limits the liquidity and price of the Company’s Common Stock more than if the Company’s shares of Common Stock were listed on The Nasdaq Stock Market or a national exchange.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

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We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Because directors and officers currently and for the foreseeable future will continue to control Green Deep Waste, it is not likely that you will be able to elect directors or have any say in the policies of the Company.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Deep Green Waste beneficially own approximately 30% of our outstanding common stock either through direct ownership or through another class of capital stock that may be convertible into shares of our common stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Our Interim Chief Financial Officer and Director owns all (31,000) issued and outstanding shares of the Company’s Series B Preferred Stock, which has voting rights equal to 20,000 votes for each share of Series B held. As of the date of this filing, our Interim Chief Financial Officer would have voting rights equal to 684,704,685 shares (620,000,000 voting shares through the Series B Preferred Stock and 64,544,714 shares of common stock held) or approximately 83.5% of the shares available to vote for a matter brought before shareholders.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive the exercise price of the Warrants, if and when such warrants are exercised for cash by the holders of such warrants. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares.

We will pay the expenses of registration of the shares of our common stock covered by this prospectus, including legal and accounting fees.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company. No independent accountant or appraiser has been retained to protect the interest of the investors. No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares. Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities. The prices at which the shares of common stock are covered by this prospectus may actually be sold and will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

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PLAN OF DISTRIBUTION

Each Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities quoted hereby on the OTCQB Marketplace or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Company will not receive any of the proceeds from the sale by the Selling Shareholders. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately-negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

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SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders and future shareholders identified in the table below of up to 204,597,704 shares of our common stock, which were issued in various transactions exempt from registration under the Securities Act, as follows:

●	100,000,000 of the shares registered hereby are issuable upon conversion of the Convertible Note, which we sold to Quick Capital, LLC on October 14, 2021 (the “October 2021 Quick financing”);

●	100,000,000 of the shares registered hereby are issuable upon conversion of the Convertible Note, which we sold to BHP Capital NY Inc. on October 14, 2021 (the “October 2021 BHP financing”);

●	2,298,852 shares of common stock issued as Commitment shares in connection with the October 2021 Quick financing; and

●	2,298,852 shares of common stock issued as Commitment shares in connection with the October 2021 BHP financing.

●	In the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on October 28, 2021 and deemed effective on November 10, 2021, the Company registered 33,333,333 shares for each of the Notes issued in the October 2021 Quick financing and October 2021 BHP financing. In addition, the Company registered 66,666,667 shares issuable upon exercise of the Warrants issued in connection with the October 2021 Quick financing and October 2021 BHP financing. A total of 100,000,000 shares was registered for each of the Selling Shareholders for shares to be issued under conversion of the Note and exercise of the Warrant.

●	The Company has elected to file this Post Effective No. 1 to the Registration Statement to register 100,000,000 shares for each of the Notes issued in the October 2021 Quick financing and October 2021 BHP financing and to register no shares for shares to be issued upon exercise of the Warrants issued in connection with the October 2021 Quick financing and October 2021 BHP financing.

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The shares to be offered by the Selling Shareholders named in this prospectus are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give those Selling Shareholders the opportunity to publicly sell these shares, if they elect to do so. The registration of these shares does not require that any of the shares be offered or sold by the Selling Shareholders. We are registering the shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. For additional information regarding these shares, see “Recent Developments” above.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of shares of common stock by each of the Selling Shareholders. The first column in the table below lists the name of each Selling Shareholder. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of common stock, as of October 25, 2021.

The fourth column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement between the Company and the Selling Shareholders, this prospectus generally covers the resale of all shares of common stock held by the Selling Shareholders. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Stockholder	Beneficial Ownership Before Offering (ii)	Percentage of Common Stock Owned Before Offering (ii)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After the Offering (iii)
Quick Capital, LLC (iv)(v)	168,965,519	30.61%	102,298,852	66,666,667	12.08%
BHP Capital NY Inc. (iv)(vi)	168,965,519	30.61%	102,298,852	66,666,667	12.08%
TOTAL	337,931,038	61.23%	204,597,704	133,333,334	24.16%

* Less than 1%

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 551,936,406 shares that is comprised of 218,603,072 shares of common stock issued and outstanding at October 25, 2021, plus (i) 100,000,000 shares issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 BHP financing, (ii) 66,666,667 shares of common stock underlying a Warrant issued in connection with the October 2021 BHP financing, (iii) 100,000,000 shares issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 Quick financing, and (iv) 66,666,667 shares of common stock underlying a Warrant issued in connection with the October 2021 Quick financing.

(iii) Assumes that all securities registered will be sold.

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(iv) On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. The transaction closed on October 19, 2021.

The Note is guaranteed by the Company and its subsidiaries. The Note and the guarantees are secured by a pledge of substantially all of the assets of the Company and the guarantors.

As part and parcel of the foregoing transaction, each of the Investors was issued 2,298,852 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 66,666,667 shares of the Company’s common stock at an exercise price of $0.015 for a term of 5-years. The shares issuable upon exercise of the Warrant issued to each of the Investors are not being included within this Registration Statement.

(v) The address for Quick Capital, LLC is 66 West Flagler Street, Suite 900 - #2292, Miami, FL 33130 and its principal is Eilon Natan.

(vi) The address for BHP Capital NY Inc. is 45 SW 9th Street, Suite 1603, Miami, FL 33130 and its principal is Bryan Pantofel.

(vii) Those shareholders shown with an asterisk (*) after their name in the “Stockholder” column are registered broker-dealers or affiliates of broker-dealers.

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DESCRIPTION OF SECURITIES

Description of Registrant’s Securities to be Registered.

We are registering on this Registration Statement only our common stock, the terms of which are described below. However, because our preferred stock will remain outstanding following the effectiveness of this Registration Statement, we also describe below the terms of our preferred stock to the extent such terms qualify the rights of our common stock.

Our authorized capital consists of 500,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). At September 30, 2021, December 31, 2020 and December 31, 2019, the Company had 200,005,368, 129,836,060 and 105,051,540 shares of Common Stock issued and outstanding, respectively, and 31,000, 31,000 and 0 shares of Preferred Stock issued and outstanding, respectively.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

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On July 18, 2010, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Convertible Preferred Stock” (hereinafter “Series A”) with a stated par value is $0.0001. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A shall be as hereinafter described.

The holders of the Series A, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series A shares are outstanding. The holders of Series A shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series A shall be entitled to one thousand (1,000) votes per one share of Series A held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series A Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the rate of 1000 shares of common stock for each share of Series A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, after setting apart or paying in full the preferential amounts due the Holders of senior capital stock, if any, the Holders of Series A and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $0.125 per share. The number of authorized shares constituting the Series A is Five Hundred Thousand (500,000) shares.

At September 30, 2021, December 31, 2020 and December 31,2019, there are 0, 0 and 0 Series A shares issued and outstanding.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a stated par value is $0.0001. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B shall be as hereinafter described.

The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The number of authorized shares constituting the Series B is One Hundred Thousand (100,000) shares.

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

At September 30, 2021, December 31, 2020 and December 31, 2019, there are 31,000, 31,000 and 0 Series B shares issued and outstanding. If the holder of our Series B were to elect to convert their shares into shares of our common stock, this would result into further dilution to our shareholders. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

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Options and Warrants

As of the date of this filing, the Company has two issued and outstanding warrants granting the holders the right to purchase a total of 113,333,334 shares of common stock.

On October 5, 2021, the Company filed a Registration Statement on Form S-8 registering 40,000,000 shares of common stock to be issued under the Company’s 2021 Stock Option Incentive Plan (the “2021 Plan”)(36,000,000 shares remaining as of October 25, 2021). To date, no warrants or options have been issued under shareholder approved plans. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, 512 SE Salmon St., Portland, OR 97214, Tel: (503) 227-2950 Fax: (503) 227-6874.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Law Offices of Gary L. Blum, 3278 Wilshire Boulevard, Suite 603, Los Angeles, CA 90010. The financial statements for the years ended December 31, 2020 and 2019 for Deep Green Waste & Recycling, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Michael T. Studer CPA P.C., 111 West Sunrise Highway, 2nd Floor, East Freeport, New York 11520, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

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DIVIDEND POLICY

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF BUSINESS

Background: Deep Green Waste Recycling, Inc.

On September 16, 2021, the Company entered into a Release and Settlement Agreement (the “Settlement Agreement”) with Gordon Boorse pertaining to the outstanding principal and interest outstanding on the Notes issued by the Company in the purchase of CARE and CFSI. Under the terms of the Settlement Agreement, the Company abandoned all claims against Boorse with respect to its purchase of CARE and CFSI, and Boorse forgave the outstanding principal ($495,000) and interest ($157,995) due under the CARE and CFSI Notes. Please see NOTE F - DEBT within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and is due on December 18, 2021. The transaction closed on October 19, 2021. On December 18, 2021, the Company and Shareholder agreed to extend the due date for the Promissory Note for 30 days. As of the date of this filing, the Company has failed to make the payment due under the terms of the Promissory Note or extension and is thus in technical default.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer has agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer agreed to pay the Seller $150,000 and issue the Seller 2,000,000 shares of the Company’s restricted common stock. The Buyer shall remit $50,000 at Closing and shall issue the Seller a Promissory Note (the “Note”) in the amount of $110,000. The Note principal shall be reduced by $10,000 if the Note is paid in full on or before March 8, 2021. The Note is secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021. At Closing, the Buyer remitted the $50,000 payment. On February 16, 2021, the Company issued the Seller the 2,000,000 shares of restricted common stock. On April 9, 2021, the Company made payment in the amount of $110,000 against the Note.

On December 16, 2019, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”). Under the terms of the Agreement, the Consultant is to assist the Company in the preparation of its Registration Statement on Form S-1, introduce the Company to a PCAOB audit firm and introduce potential funding sources. The term of the Agreement is for six months, and the Consultant is to be paid compensation of $7,500. The Company made its first payment of $5,000 on January 13, 2020.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 500,000 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 6,120,000 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 170,000 shares each month after the Stock Grant date, December 4, 2019, over a three-year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits.

On December 3, 2019, David Bradford submitted his resignation as President, Chief Executive Officer Secretary and a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities.

On June 11, 2018, Josh Beckham submitted his resignation as Chief Financial Officer of the Company, effectively immediately. Mr. Beckham did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 1, 2017, the Company acquired Compaction and Recycling Equipment Inc (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. The Company purchased 100% of the common stock for $902,700, of which $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing. Please see NOTE F - DEBT within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On October 1, 2017, the Company acquired Columbia Financial Services Inc (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300, of which $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing. Please see NOTE F - DEBT within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On October 1, 2017, the Company entered into an Independent Contractor Agreement (the “Agreement”) with Gordon Borse (the “Contractor”). Under the terms of the Agreement, the Company was to pay the Contractor a fee of $5,000 per month for a term of four years. The Contractor was to provide services as a sales and business development consultant. The Company elected to terminate the Agreement on July 12, 2018.

On August 28, 2017, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000,000 shares of common stock of the Company.

On August 24, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition, LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green Waste”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green Waste (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On July 20, 2017, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 5,000,000,000 to 110,000,000,000.

On July 20, 2017, the Company filed an Amendment to its Articles of Incorporation to add Articles 13. Article 13 states: Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On June 26, 2017, the Company entered into a conversion agreement with Saint James Capital Management LLC and agreed to convert 2,000,000 shares of the Company’s Series A Preferred Stock held by Saint James into a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share and a term of three years. On August 23, 2017, the Company’s Board of Directors approved a reduction of the warrant exercise price from $0.30 to $0.20 per share.

On August 13, 2015, the Company filed an Amendment to its Articles of Incorporation to amend the designation of the Company’s Series A Preferred Stock (Series A”) so that the holders of the Series A may at their election convert each share of Series A into 1,000 shares of the Company’s common stock.

On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc.

On December 8, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 1,800,000,000 to 5,000,000,000.

On August 14, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company decreased the number of shares of authorized common stock from 5,000,000,000 to 1,800,000,000 and also increased the number of authorized shares of preferred stock from 1,000,000 to 2,000,000.

On July 24, 2014, the Company filed an Amendment to its Articles of Incorporation to change the capital structure of the Company. The Company increased the number of shares of authorized common stock from 868.751.727 to 5,000,000,000 and also authorized 1,000,000 shares as preferred stock.

On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming.

On July 19, 2010, the Company filed a Certificate of Designation for a Convertible Preferred Series A Stock. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On August 24, 1995, the Company filed its Articles of Incorporation with the State of Nevada under the name of Evader, Inc.

Fundraising and Previous Offerings

During the nine months ended September 30, 2021 and years ended December 31, 2020 and 2019, the Company raised $616,500, $120,000 and $0, respectively, through the issuance of Convertible Promissory Notes, Secured Notes or through Securities Purchase Agreements.

Employees and Consultants

As of the date of this Report, we have 12 full-time employees and 2 part-time employees.  Three full-time employees serve in the public company in the roles of President/Chief Executive Officer/Corporate Secretary, Chief Operating Officer, and Interim Chief Financial Officer.  One full-time and two part-time employees serve in the Amwaste subsidiary.  Eight full-time employees serve in the Lyell Environmental Services subsidiary.  We plan to expand our management team within the next 12 months to include certain officers for any acquisitions and any new subsidiaries or operational activities management deems necessary.   We consider our relations with our employees and consultants to be in good standing.  Please see DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS for additional information.

Amount Spent on Research and Website Development

Deep Green Waste will invest a significant portion of its operating budget in the research and development of its newly formed or acquired subsidiaries. We expect to spend approximately $100,000 during the fiscal year ended December 31, 2022 on further development-related payroll, websites and expenses. We spent $0, $0 and $0 on research and development for the nine months ended September 30, 2021 and for the years ended December 31, 2020 and 2019, respectively.

Insurance

During the second quarter of 2022, Deep Green Waste will begin offering health, dental and vision insurance to its employees at an estimated monthly cost of $12,000. Deep Green Waste also carries general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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Trademarks

The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. As of the date of this prospectus, we have not submitted a trademark application for our name, Deep Green Waste & Recycling or that of any of our subsidiaries. In the event the Company does file an application, there is no guarantee that the U.S. Patent and Trademark Office will grant us a trademark. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

Competitors, Methods of Completion, Competitive Business Conditions

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

In the event we are successful in an acquisition of a company in the waste management sector, we expect to encounter intense competition with large national waste management companies, counties and municipalities that maintain their own waste collection and disposal operations and regional and local companies of varying sizes and financial resources. The industry also includes companies that specialize in certain discrete areas of waste management, operators of alternative disposal facilities, companies that seek to use parts of the waste stream as feedstock for renewable energy and other by-products, and waste brokers that rely upon haulers in local markets to address customer needs. In recent years, the industry has seen some consolidation, though the industry remains intensely competitive. Operating costs, disposal costs and collection fees vary widely throughout the areas in which we operate. The prices that we charge are determined locally, and typically vary by volume and weight, type of waste collected, treatment requirements, risk of handling or disposal, frequency of collections, distance to final disposal sites, the availability of airspace within the geographic region, labor costs and amount and type of equipment furnished to the customer.

Competitors include: Waste Management (WM), Rubicon Global, Republic Services, Stericycle, Waste Connections, Casella Waste Systems, Bioenergy DevCo, PegEx, Recycle Track Systems and Liquid Environmental Solutions.

Legal Proceedings

From time to time, we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

On June 20, 2018, Central Ohio Contractors, Inc. (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Common Pleas Court of Franklin County, Ohio, alleging that the Defendant failed to pay Plaintiff for services rendered from January through March 2018 in the amount of $32,580.73. On August 1, 2018, the Court issued a Default Judgment against the Company in the amount of $32,580.73 and court costs of $251. Said total is to draw interest at the legal rate of 4.0% interest per annum beginning on April 30, 2018. As of September 30, 2021, $32,580.73 principal plus all post-judgment interest remains due.

On October 30, 2018, CoreCivic of Tennessee, LLC (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Chancery Court for Davidson County, Tennessee at Nashville, alleging that the Defendant defaulted on its payment obligations in the amount of $411,210.42 under the Master Waste & Recycling Agreement entered into between the parties and dated May 4, 2017. On January 14, 2019, the Court issued a a Default Judgment Certificate against the Company in the amount of $411,210.42 principal, $11,942.00 in prejudgment interest and post-judgment interest until the judgment is paid in full for a per diem interest amount of $81.15. As of September 30, 2021, $423,152.42 principal plus all post-judgment interest remains due.

On December 17, 2018, Angelo’s Aggregate Materials, Ltd (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, alleging that the Defendant failed to pay Plaintiff for services rendered from January 5, 2018 through March 31, 2018 in the amount of $29,777.41. On January 24, 2019, the Court issued a Default Judgment against the Company in the amount of $29,777.41, court costs in the sum of $510 and prejudgment interest from April 30, 2018 to January 30, 2019, in the sum of $1,349.62, computed at the statutory rate of 5.72% per annum, for the months of April through June 2018; 5.97% per annum for the months of July through September, 2018; 6.09% per annum for the months of October through December, 2018; and 6.33% per annum for the month of January 2019, for a total of $31,631.03, all which shall bear interest at the prevailing statutory rate of 6.33% per year from this date through December 31, 2019, for which let execution issue forthwith. As of September 30, 2021, $31,631.03 principal plus all post-judgment interest remains due.

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Sources and Availability of Raw Materials

We do not use raw materials in our business.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Reports to Security Holders

We are required to file reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website for investors at http://www.deepgreenwaste.com/overview/.

PROPERTIES

Corporate office

Our current office space is located at 13110 NE 177th Place., Suite 293, Woodinville, WA 98072. As our operations grow, we anticipate requiring additional space during the second quarter of 2020. We are currently entered into a month-to-month lease, but we believe will be at our current office space for the foreseeable future.

Amwaste operations

In conjunction with the Amwaste Asset Acquisition, the Company acquired an office and two storage yards. The office is located at 600 Sea Island Rd, Suite 20, St. Simons Island, GA 31522 and the monthly rent is $50. The first storage yard is located at 4150 Whitlock St., St. Simons Island, GA 31520 and the monthly rent is $500.00 The second storage yard is located at 170 Odom Lane, St. Simons Island, GA 31522 and the monthly rent is $100.

Lyell operations

In conjunction with the Lyell Environmental Services, Inc. acquisition, the Company acquired an office that is located at 211 Shady Grove Rd, Nashville, TN 37214 and the monthly rent is $2,000.

We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

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We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Please read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Overview

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

Deep Green is a consolidator and operator of environmental services and specialized waste & recycling companies that manages environmental remediation, abatement, and specialized testing services and construction and debris removal for commercial, institutional and residential properties throughout the south-eastern U.S. The Company’s subsidiaries serve retail malls and shopping centers, multi-family apartment and townhome communities, hospitals, hotels, correctional institutions, and office parks as well as residential property management companies and general contractors.

On August 10, 2017, our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one thousand in which each shareholder will be issued one common share in exchange for every one thousand common shares of their currently issued common stock. Prior to approval of the reverse split, we had a total of 99,997,102,862 issued and outstanding shares of common stock, par value $0.0001. On September 27, 2017, the effective date of the reverse split, we had a total of 99,997,102 issued and 90,697,102 outstanding shares of common stock, par value $0.0001. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000,000 shares of common stock of the Company.

On August 24, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) with Deep Green Acquisition, LLC, a Georgia limited liability company and wholly owned subsidiary of the Company (“Merger Sub”) and Deep Green Waste and Recycling, LLC, a privately held Georgia limited liability company (“Deep Green Waste”). In connection with the closing of this merger transaction, Merger Sub merged with and into Deep Green Waste (the “Merger”) on August 24, 2017, with the filing of Articles of Merger with the Georgia Secretary of State.

On October 1, 2017, the Company acquired Compaction and Recycling Equipment, Inc. (“CARE”), a Portland, Oregon based company that sells and services waste and recycling equipment. The Company purchased 100% of the common stock for $902,700, of which $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing. Please see NOTE F - DEBT within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On October 1, 2017, the Company acquired Columbia Financial Services, Inc. (“CFSI”), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300, of which $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. The note pays simple interest at the rate of 7% per annum on the outstanding balance due, amortized over forty-eight months and payable in quarterly installments, with the first payment being due on the first day of the first month following 90 days after closing. Please see NOTE F - DEBT within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations with Mirabile Corporate Holdings, Inc. (the “Agreement”). Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities.

Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer paid the seller $160,000 and issued the Seller 2,000,000 shares of the Company’s restricted common stock. The Buyer remitted $50,000 at Closing and issued the Seller a Promissory Note (the “Note”) in the amount of $110,000, which was paid April 9, 2021. The Note was secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

Securities Purchase Agreement

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and is due on December 18, 2021. The transaction closed on October 19, 2021. On December 18, 2021, the Company and Shareholder agreed to extend the due date for the Promissory Note for 30 days. As of the date of this filing, the Company has failed to make the payment due under the terms of the Promissory Note or extension and is thus in technical default.

12 MONTH MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The Milestones encompass what management believes the Company needs to accomplish to be successful. The Milestones are broken down by quarters and projected costs.

Assumptions:

Accounting/Audit related fees, Edgar fees and legal and professional fees are compliance related and are not included within the Company’s Business milestones.

Quarterly Milestones:

A. 0-3 Months

○	Expand operations in the AmWaste subsidiary and in Lyell Environmental Services, Inc. subsidiary.

○	Capital expenditures to support growth in operating subsidiaries, inclusive of completing retrofit of new waste trucks, purchasing new waste containers for Amwaste and other field equipment needed to accelerate growth in Lyell

○	Develop/acquire CRM software for scheduling and tracking Lyell remediation crews

○	Review and upgrade of marketing materials, sales prospecting and tracking tools

○	Negotiate and sign purchase agreement on next roll-off acquisition and sign Letter of Intent on next environmental services acquisition

○	Complete accounting including audit review for quarter end and file 10-K at a cost of $25,000

○	Identify and promote/hire mid-level supervision and acquire or upgrade necessary accreditations and licensing for critical personnel at Lyell

○	Complete acquisition of next roll-off company as companion to Amwaste at a cost of $308k

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B. 4-6 Months

○	Initiate integration of second roll-off company into DG Research, Inc.

○	Complete acquisition of next environmental services company at $1.9mm and initiate integration into Lyell

○	Geographically expand roll-off and environmental services operating ranges by 30%

○	Retain consultant for SEO (Search Engine Optimization) web services for the Company’s corporate website and that of its subsidiaries

○	Complete accounting including audit review for quarter end and file 10-Q at an estimated cost of $5,000

○	Appoint 1 additional Board member

○	Identify and fund necessary capital expenditures and organizational development in furtherance of 30% market expansion

○	Identify and complete due diligence on second acquisition candidate(s); prepare them for the acquisition and audit process

○	Design and clone models for both environmental services and roll-off market expansion beyond the initial 30% with the goal of more fully penetrating south-eastern United States

C. 7-9 Months

○	Hire interns and part-time experts to develop the Company’s supply chain and logistics infrastructure that will drive new business and revenues

○	Focus the Company’s sales and marketing efforts to help accelerate growth of the Company’s subsidiary sales and revenues

○	Complete accounting including audit review for quarter end and file 10-Q at an estimated cost of $5,000

○	Thorough evaluation of the Company’s business plan to date with a focus on profitability and sustainability

○	Perform website maintenance and upgrades at a projected cost of $2,000 for the quarter

○	We anticipate continued and increased revenue during this quarter from the operations of our subsidiary, acquisitions and facility developed internally

D. 10-12 Months

○	Complete fourth acquisition in the waste and recycling brokerage industry at an estimated cost of $1,000,000 through a mix of cash and stock

○	Review SEO plan and make changes as needed

○	Identify direct investments and/or acquisitions in private companies within the next generation plastics recycling partners sector with a potential investment amount of $100,000

○	Complete accounting including audit for year end and file 10-K at an estimated cost of $25,000

○	Develop business plan for years two and three

○	We anticipate continued and increased revenue during this quarter from the operations of our subsidiaries

○	Employee evaluations and changes if needed

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The below discussions are as of the date stated (unless specifically noted otherwise) and should be read in conjunction with financial statements and notes thereto for the applicable period referenced. These discussions may include information that has since changed and may not be consistent with other sections of this prospectus.

Financing Needs

In order to fund our operations, we rely upon direct investments, partnerships and joint ventures with accredited investors. Once the Company becomes profitable, we intend to fund our operations from free cash flow.

At present, the Company only has sufficient funds to conduct its operations for three to six months. There can be no assurance that additional financing will be available in amounts or on terms acceptable to the Company, if at all.

If we are not successful in generating sufficient liquidity from Company operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on the Company’s business, results of operations liquidity and financial condition.

The Company presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history and historical operating losses, the Company’s operations have not been a source of liquidity. The Company will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

The Company will need additional investments in order to continue operations. Additional investments are being sought, but the Company cannot guarantee that it will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. In the event there is a downturn in the U.S. stock and debt markets, this could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if the Company is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders.

Components of our Results of Operations

Revenues

Deep Green sells waste and recycling services for retail, commercial, residential and medical customers, primarily in the southeast United States. Our Amwaste operation sells construction and demolition debris removal services for the Golden Isles region of coastal Georgia. These commercial and residential services are provided via a fleet of rolloff trucks and 10 cubic yard containers. Our Lyell Environmental Services operation provides abatement and remediation services throughout the greater Nashville, TN metropolitan area.

Cost of Revenues

Our cost of revenues includes inventory costs, materials and supplies costs, internal labor costs and related benefits, subcontractor costs, depreciation, overhead and shipping and handling costs.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses.

Interest Expense, Net

Interest expense includes the cost of our borrowings under our debt arrangements.

Results of Operations

Discussion for the three months ended September 30, 2021 and September 30, 2020 (Unaudited):

	September 30, 2021	September 30, 2020	$ Change
Gross revenue	$43,915	$-	$43,915
Operating expenses	203,275	127,255	76,020
Loss from Operations	(189,290)	(127,255)	(62,035)
Other income (expense)	457,866	(73,577)	531,443
Net income (loss)	268,576	(200,832)	469,408
Net loss per share - basic and diluted	$(0.00)	$(0.00)	$-

Revenues

For the three months ended September 30, 2021 and 2020, we generated $43,915 and $0 revenue, respectively.

Operating Expenses

Our operating expenses were $203,275 and $127,255 for the three months ended September 30, 2021 and 2020, respectively.

We anticipate that our cost of revenues will increase in 2021 and for the foreseeable future as we continue to build out our waste management services and identify acquisition opportunities in the waste and recycling sector.

We incurred $16,817 and $18,768 in stock-based compensation for the three months ended September 30, 2021 and 2020. Other officers and directors compensation for the three months ended September 30, 2021 and 2020 was $84,828 and $27,500 respectively.

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Loss from Operations

The Company’s loss from operations increased to $189,290 for the three months ended September 30, 2021 from operating loss of $127,255 in 2020, an increase of $62,035.

Other Income (Expense)

Other income (expense) was $457,866 for the three months ended September 30, 2021 and included interest expense of ($188,937), loss on conversions of debt of ($354,423) offset by derivative liability income of $366,414 and gain on write off of notes payable of $652,559. Other expense was ($73,577) for the three months ended September 30, 2020 and included interest expense of ($115,303) and loss on conversions of convertible notes payable of ($114,652) offset by derivative income of $156,378

Net Income (Loss)

For the three months ended September 30, 2021, our net income was $268,576, as compared to a net loss of ($200,832) for three months ended September 30, 2020, an increase of $469,408. The increase in net income was largely attributable to the gain on write off of notes payable of $652,559 and derivative liability income in the amount of $366,414.

Discussion for the nine months ended September 30, 2021 and September 30, 2020 (Unaudited):

Results of Operations:

	September 30, 2021	September 30, 2020	$ Change
Gross revenue	$120,180	$-	$120,180
Operating expenses	558,622	251,846	306,776
Loss from operations	(496,537)	(251,846)	(244,691)
Other income (expense)	(238,369)	(204,318)	(34,051)
Net income (loss)	(734,906)	(456,164)	(278,742)
Net loss per share - basic and diluted	$(0.00)	$(0.00)	$-

Revenues

For the nine months ended September 30, 2021 and 2020, we generated $120,180 and $0 revenue, respectively.

Operating Expenses

Our operating expenses were $558,622 and $251,846 for the nine months ended September 30, 2021 and 2020, respectively.

We anticipate that our cost of revenues will increase in 2021 and for the foreseeable future as we continue to build out our waste management services and identify acquisition opportunities in the waste and recycling sector.

We incurred $63,728 and $52,368 in stock-based compensation for the nine months ended September 30, 2021 and 2020. Other officers and directors compensation for the nine months ended September 30, 2021 and 2020 was $128,856 and $47,500 respectively.

Loss from Operations

The Company’s loss from operations increased to $496,537 for the nine months ended September 30, 2021 from $251,846 in 2020, an increase of $252,671.

Other Income (Expense)

Other income (expense) increased to ($238,369) for the nine months ended September 30, 2021 and included interest expense of ($539,823) and loss on conversions of convertible notes payable of ($797,252) offset by derivative liability income of $463,894 and gain on write off of notes payable of $652,559. Other income (expense) was ($204,318) for the nine months ended September 30, 2020 and included interest expense of ($169,523) and loss on conversions of convertible notes payable of ($114,652) offset by derivative liability income of $79,857.

Net Income (Loss)

For the nine months ended September 30, 2021, our net income (loss) increased to ($734,906), as compared to a net loss of ($456,164) for nine months ended September 30, 2020, an increase of ($278,842). The increase in net loss was largely attributable to the loss on conversions of debt of $797,252 and interest expenses of $539,823.

Discussion for the twelve months ended December 31, 2020 and December 31, 2019 (Audited):

Results of Operations:

For the Fiscal Year ended

	31-Dec-20	31-Dec-19	$ Change
Gross revenue	$-	$-	$-
Operating expenses	471,991	41,403	(430,588)
Loss from Operations	(471,991)	(41,403)	(430,588)
Other Income (Expense)	(260,579)	(50,973)	(209,606)
Net Income (Loss)	(732,570)	(92,376)	(640,194)
Net loss per share - basic and diluted	$(0.01)	$(0.00)	$(0.01)

Revenues

Since our inception on August 24, 1995, we have generated minimal revenue from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us and risks associated with the implementation of our business strategies.

For the years ended December 31, 2020 and 2019, we generated $0 and $0 in revenue, respectively.

In 2018, the Company’s revenue was derived from its operations as a full-service waste broker providing all traditional waste and recycling services as well as sales and rental of compacting and baling equipment. On August 7, 2018, the Company ceased its waste recycling business.

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Operating Expenses and Net Loss

Our operating expenses were $471,991 and $41,403 during fiscal years 2020 and 2019, respectively.

We anticipate that our cost of revenues will increase in 2021 and for the foreseeable future as we expand our operations in the waste and recycling sector.

We incurred $0 and $0 in advertising expenses during fiscal years 2020 and 2019, respectively.

We incurred $149,619 and $0 in officer compensation during fiscal years 2020 and 2019, respectively. The Company anticipates that it will need to expand its management team with future acquisitions or joint ventures.

Loss from Operations

The Company’s loss from operations increased to $471,991 for fiscal year 2020 from $41,403 in 2019, an increase of $430,588.

Other Income (Expenses)

Other income (expenses) included derivative liability income, loss on conversions of notes payable and interest expense in the amount of ($260,579) during fiscal year 2020 as compared to ($50,973) during fiscal year 2019, an increase of $209,606. The increase in other income (expenses) in fiscal year 2020 was largely attributable to the loss on conversions of notes payable and increase in interest expense.

Net Income (Loss)

For the fiscal year ended December 31, 2020, our net loss increased to ($732,570), as compared to a net loss of ($92,376) for the year ended December 31, 2019, an increase of $640,194. The increase in net loss was largely attributable to the increase in officer compensation, professional and consulting fees and loss on note.

Liquidity and Capital Resources

Working Capital

	Nine Months Ended September 30, 2021	Year ended December 31, 2020
Current Assets	97,200	757
Current Liabilities	3,966,187	4,373,037
Working Capital (Deficit)	(3,868,987)	(4,372,280)

At September 30, 2021, we had current assets of $97,200 and current liabilities of $3,966,187 resulting in negative working capital of $3,868,987, of which $2,979,179 was accounts payable and $66,011 was included in accrued interest. At September 30, 2021, we had total assets of $384,756 and total liabilities of $3,966,187 resulting in stockholders’ deficit of ($3,581,431).

At December 31, 2020, we had current assets of $757 and current liabilities of $4,373,037 resulting in negative working capital of $4,372,280, of which $2,948,964 was accounts payable and $86,307 was included in deferred compensation. At December 31, 2020, we had total assets of $15,555 and total liabilities of $4,373,037 resulting in stockholders’ deficit of $4,357,482.

Cash Flows

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Cash Flows from (used in) Operating Activities	(364,267)	(126,281)
Cash Flows from (used in) Investing Activities	(215,382)	-
Cash Flows from (used in) Financing Activities	630,770	128,445
Net Increase (Decrease) in Cash During Period	51,121	2,164

Cashflow from Operating Activities

We had net cash used in operating activities for the nine months ended September 30, 2021 and 2020 of ($364,267) and ($126,281), respectively.

Cashflow from Investing Activities

We had net cash used in investing activities for the nine months ended September 30, 2021 and 2020 of ($215,382) and $0, respectively.

Cashflow from Financing Activities

We had net cash provided by financing activities for the nine months ended September 30, 2021 and 2020 of $630,770 and $128,445, respectively.

Satisfaction of Outstanding Liabilities

As of September 30, 2021, the Company has a liability of $492,319 as a result of three (3) default judgments.  The Company intends to negotiate settlements and establish payment plans with each creditor that will satisfy these judgements. Nonetheless, some or all of the creditors may elect to bring further litigation to protect their claims or perfect their judgments.

The Company accrued customer deposits in the form of advance payments for waste management services that could not be delivered when the Company suspended operations in July 2018.  The Company intends to either resume waste management services with those customers or refund the advance payments through a repayment plan.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources to satisfy these outstanding liabilities. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business.

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We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds, we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. Please see NOTE L - GOING CONCERN UNCERTAINTY within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

Debt

Our Debt was $525,854 and $896,584 at September 30, 2021 and December 31, 2020, respectively. Included within the Debt was the following at September 30, 2021: (i) $387,535 due under Factor agreement with AEC Yield Capital, LLC and Notice of Default; and (iv) $5,574 due under a short-term capital lease; and (v) $104,377 as loans payable to officers; and (vii) $28,638 other debt. Please see NOTE F – DEBT within the Company’s condensed consolidated financial statements for the nine months ended September 30, 2021 for further information.

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Convertible Notes

On July 2, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with Labrys Fund, LP (“Labrys”) and issued Labrys a Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (July 2, 2022) at the option of the holder at the Conversion Price that shall equal $0.015. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Conversion Price is subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Holder shall be entitled to deduct $1,750.00 from the conversion amount in each Notice of Conversion to cover Holder’s fees associated with each Notice of Conversion. The Note has a term of one (1) year and bears interest at 12% annually. The transaction closed on July 2, 2021. As part and parcel of the foregoing transaction, Labrys was issued a warrant granting the holder the right to purchase up to 5,000,000 shares of the Company’s common stock at an exercise price of $0.02 for a term of 5-years. On July 8, 2021, the Company issued Labrys 1,000,000 shares of common stock as Commitment Shares as per the terms of the SPA. As of September 30, 2021, $100,000 principal and $2,959 interest were due. Please see NOTE G – CONVERTIBLE NOTES PAYABLE for further information.

On June 4, 2021, the Company issued Quick Capital, LLC (“Quick”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Fifty Thousand and NO/100 Dollars ($150,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (June 4, 2022) at the option of the holder at the Conversion Price that shall equal the lesser of: a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and Quick also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of up to 20,000,000 shares underlying the Note and to have filed such Registration Statement within 30 days of the RRA. In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay Quick certain payments for such failures. The transaction closed on June 8, 2021. As of September 30, 2021, the Note was paid in full.

On June 4, 2021, the Company issued GPL Ventures, LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Fifty Thousand and NO/100 Dollars ($150,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (June 4, 2022) at the option of the holder at the Conversion Price that shall equal the lesser of: a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of up to 20,000,000 shares underlying the Note and to have filed such Registration Statement within 30 days of the RRA. In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. The transaction closed on June 8, 2021. As of September 30, 2021, the Note was paid in full.

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On March 2, 2021, the Company issued GPL Ventures, LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of Fifty Thousand and NO/100 Dollars ($50,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (March 2, 2022) at the option of the holder at the Conversion Price that shall equal the lesser of: a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of up to 10,000,000 shares underlying the Note and to have filed such Registration Statement within 30 days of the RRA. In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. The transaction closed on March 9, 2021. As of September 30, 2021, the Note was paid in full.

On February 5, 2021, the Company issued GPL Ventures, LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of Seventy-Five Thousand and NO/100 Dollars ($75,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (February 5, 2022) at the option of the holder at the Conversion Price that shall equal the lesser of: a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of up to 10,000,000 shares underlying the Note and to have filed such Registration Statement within 30 days of the RRA. In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. As of September 30, 2021, the Note was paid in full.

On June 23, 2020, the Company issued GPL Ventures LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (June 23, 2021) at the option of the holder at the Conversion Price that shall equal the lesser of a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement (which occurred on July 13, 2020). In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. In the twelve months ended December 31, 2020, a total of $84,000 (of the $100,000 Note) was converted into shares of the Company’s common stock. As of September 30, 2021, the Note was paid in full.

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Required Capital Over the Next Twelve Months

We expect to incur losses from operations for the near future. We believe we will have to raise an additional $2,500,000 to fund our operations over the next twenty-four months, including roughly $75,000 to remain current in our filings with the SEC. The additional funds will be utilized for hiring ancillary staff and key personnel, corporate website and SEO development, acquisition(s) in the waste and recycling management sector and day to day operations.

Future financing may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, existing holders of our securities may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our securities.

If additional financing is not available or is not available on acceptable terms, we may be required to delay or alter our business plan based on available financing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows. See the Notes to the Financial Statements for more information.

OTC Markets Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is currently quoted on the OTCQB Marketplace under the symbol “DGWR.”

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
Lloyd Spencer	64	President, Chief Executive Officer and Director (Since 2019)
Bill Edmonds	53	Interim Chief Financial Officer and Chairman of the Board
David Bradford	73	Chief Operating Officer

Lloyd Spencer- President and Chief Executive Officer- Lloyd Spencer- President and Chief Executive Officer – Since December 2019, Lloyd Spencer has served as the Company’s President, Chief Executive Officer, Secretary, and as a member of the Company’s Board of Directors. From 2017 to 2019, Mr. Spencer served as Corporate Secretary of TraqIQ, Inc. From 2004 through 2016, Mr. Spencer served as Chairman and President of CoroWare, Inc. From 2002 to 2004, Mr. Spencer was Vice President of Sales at Planet Technologies, a systems integration company based in Germantown, MD. From 1996 to 2002, Mr. Spencer was Solutions Unit Manager and Group Product Manager at Microsoft in Redmond, Washington. Prior to Microsoft, Mr. Spencer served as Assistant Vice-President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems. Mr. Spencer began his career as a software development engineer at Hewlett-Packard Corporation in Cupertino, California. Mr. Spencer received his Bachelor of Science degree from Cornell University in 1980 with a major in Biology and Animal Science and with an emphasis in Immunogenetics.

Bill Edmonds- Interim Chief Financial Officer and Chairman of the Board- Bill Edmonds is the Chairman of the Board of Directors and serves as Interim Chief Financial Officer of Deep Green Waste & Recycling. He was the President of Deep Green Waste & Recycling, Inc from 2017 through 2019 and President of Deep Green Waste & Recycling, LLC from 2011 to 2017. Bill also served as President and Chief Financial Officer of Compaction and Recycling Equipment Inc. (CARE) and Columbia Financial Services Inc. (CFSI), from 2018 to 2020. Before starting Deep Green Waste & Recycling, Bill served as CFO and VP of Operations at International Environmental Management (IEM), a waste & recycling business that was focused exclusively on retail mall businesses. Prior to IEM, Bill spent several years in telecommunications in various leadership positions. Mr. Edmonds has an extensive background in Finance and is a CPA. He graduated from Georgia Tech University with a Bachelor of Science degree, and Emory University with an Executive Masters of Business Administration degree.

David Bradford- Chief Operating Officer- David Bradford serves as the Chief Operating Officer of Deep Green Waste & Recycling and is responsible for implementing acquisitions and improving operations. Mr. Bradford has served as the Company’s Chief Operating Officer since January 2016 and served as the interim Chief Executive Officer from 2019 through December 2019. Mr. Bradford devoted the majority of his senior management career to the telecommunications industry. From 1977 through 1987, Mr. Bradford served in executive positions at the Chicago Tribune’s broadcast and cable television divisions. Positions included Vice President and General Manager for Tribune Cable Communications, Vice President of Operations for WGN Electronic Systems, and Director of Strategic Planning for Tribune Cable and subsidiaries. At Tribune Cable, Mr. Bradford helped grow the company from a small 2,000 subscriber property to a major multiple system operator managing over 300,000 customers nationwide. Mr. Bradford brings three decades of successful customer based operating experience to the team as well as many years of participation, guidance, and oversight in numerous debt and equity financings, acquisitions, and strategic restructuring.

Family Relationships

There are no family relationships among the directors and executive officers.

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary- Paid or accrued ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

		(a)	(b)	(c)	(d)(5)			(e)

Lloyd Spencer- President, Chief Executive Officer, Secretary, Director (4)(5)	2021	42,000	0	240,840	0	0	0	0	282,840
	2020	19,250	0	51,466	0	0	0	0	70,716
	2019	0	0	0	0	0	0	0	0

Bill Edmonds- Interim Financial Officer, Chairman of the Board (1)(2)(5)	2021	0	0	93,984	0	0	0	0	93,984
	2020	0	0	0	0	0	0	0	0
	2019	6,886	0	0	0	0	0	0	6,886

David Bradford- Chief Operating Officer (1)(3)(5)	2021	42,000	0	144,000	0	0	0	0	186,000
	2020	19,250	0	0	0	0	0	0	19,250
	2019	217	0	0	0	0	0	0	217

(1)	Messrs. Edmonds and Bradford entered into 5-year employment agreements with Deep Green Waste and Recycling, LLC on January 1, 2016, which were assigned and assumed by Deep Green Waste and Recycling, Inc. on August 24, 2017 following the closing of the Purchase and Conveyance Agreement between the Company and Deep Green Waste and Recycling, LLC.

(2)	On January 1, 2016, the Deep Green Waste & Recycling, LLC (the ‘LLC”) entered into an Employment Agreement (the “Agreement”) with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the LLC and Mr. Edmonds entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Edmonds. Pursuant to the Agreement, Mr. Edmonds will receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) shall defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the LLC; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Edmonds is eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. On July 17, 2017, Mr. Edmonds and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional two and one-fourth percent (2.25%) ownership interest in the LLC, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the LLC’s after-tax profits exceed $2,00000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. On December 31, 2020, the Company extended Mr. Edmond’s employment agreement for an additional two-year period.

(3)	On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with David A. Bradford as Chief Operating Officer. In connection with his appointment, the LLC and Mr. Bradford entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Bradford. Pursuant to the Agreement, Mr. Bradford will receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The LLC (i) shall remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) shall defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how the Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Bradford is eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the LLC hereby granted the Executive an initial three and one-half percent (3.5%) ownership interest in the LLC. In addition, the executive has the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional one and one half percent (1.5%) ownership interest in the LLC, with 0.375% granted upon the date of initiation and 0.375% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the Company’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than one and one-half percent (1.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. On December 3, 2019, Mr. Bradford submitted his resignation as President, Chief Executive Officer, Secretary and as a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company. Commencing in July of 2020, the Company and Mr. Bradford agreed that the Company will pay Mr. Bradford $3,500 per month until such time as Company finances improve. On December 31, 2020, the Company extended Mr. Bradford’s employment agreement for an additional two-year period.

(4)	On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 500,000 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 6,120,000 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 170,000 shares each month after the Stock Grant date, December 4, 2019, over a three-year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits. Commencing in July of 2020, the Company and Mr. Spencer agreed that the Company will pay Mr. Spencer $3,500 per month until such time as Company finances improve.

(5)	The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, in accordance with ASC 718, “Share Based-Payment”. The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in the Notes to Financial Statements included in this Registration Statement filed on Form S-1.

(a)	Accrued salary and salary paid.

(b)	Accrued bonus to employee for execution of employment agreement.

(c)	Delivery of common stock to employee for execution of employment agreements.

(d)	Options issued to employee for execution of employment agreement. More details on Options noted under Employment Agreements section below.

(e)	Equity compensation received as a Director of the Company.

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We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 25, 2021, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table below shows the number of shares beneficially owned as of October 25, 2021 by each of our individual directors and executive officers, by other holders of 5% or more of the outstanding stock and by all our current directors and executive officers as a group.

The percentage of beneficial ownership is based on 551,936,406 shares of our common stock as of October 25, 2021 that includes, 218,603,072 shares of common stock outstanding as of October 25, 2021, 100,000,000 shares issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 BHP financing, 66,666,667 shares of common stock underlying a Warrant issued in connection with the October 2021 BHP financing, 100,000,000 shares issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 Quick financing, 66,666,667 shares of common stock underlying a Warrant issued in connection with the October 2021 Quick financing .and excludes:

●	An indeterminate number of shares of common stock to be issued upon conversion of the Company’s 31,000 shares of Series B Convertible Preferred stock.

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	Common Stock
	Beneficially	Percentage of
Name of Beneficial Owner (1)	Owned	Common Stock (2)
Lloyd Spencer (3)(4)	7,287,379	1.32%
Bill Edmonds (5)(6)	64,544,714	11.69%
David Bradford (7)(8)	15,807,041	2.86%

Officers and Directors as a Group	87,639,134	15.88%
Five Percent Beneficial Owners:
BHP Capital NY Inc. (9)(10)	168,965,519	30.61%
Quick Capital, LLC (11)(12)	168,965,519	30.61%

*	Equals less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of October 25, 2021 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of common stock outstanding on October 25, 2021, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of October 25, 2021.

(2)	The number of common shares outstanding used in computing the percentages is 551,936,406.

(3)	Included within Lloyd Spencer’s beneficial ownership includes 7,287,379 shares of common stock issued to Mr. Spencer as per the terms of the Employment Agreement dated December 4, 2019 and 766,379 shares issued pursuant to the Board of Directors Services Agreement dated January 9, 2020.

(4)	The address for Mr. Spencer is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072

(5)	Included within Bill Edmonds’ beneficial ownership includes 61,778,335 shares of common stock issued to Mr. Edmonds in exchange for membership units held by Mr. Edmonds, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017 and 2,766,379 shares issued for services rendered on behalf of the Company.

(6)	The address for Mr. Edmonds is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

(7)	Included within David Bradford’s beneficial ownership includes 9,807,041 shares of common stock issued to Mr. Bradford in exchange for membership units held by Mr. Bradford, issued by Deep Green Waste & Recycling, LLC, in the Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017 and 6,000,000 shares issued for services rendered on behalf of the Company.

(8)	The address for Mr. Bradford is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

(9)

Included within BHP Capital NY Inc.’s beneficial ownership includes 100,000,000 shares issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 BHP financing, 66,666,667 shares of common stock underlying a Warrant issued in connection with the October 2021 BHP financing and 2,298,852 shares of common stock issued as Commitment shares in connection with the October 2021 BHP financing

(10)	The address for BHP Capital NY Inc. is 45 SW 9th Street, Suite 1603, Miami, FL 33130 and its principal is Bryan Pantofel.

(11)	Included within Quick Capital, LLC’s beneficial ownership includes 100,000,000 shares issuable upon conversion of a Convertible Promissory Note issued in connection with the October 2021 Quick financing, 66,666,667 shares of common stock underlying a Warrant issued in connection with the October 2021 Quick financing and 2,298,852 shares of common stock issued as Commitment shares in connection with the October 2021 Quick financing.

(12)	The address for Quick Capital, LLC is 66 W Flagler St., Suite 900 - #2292, Miami, FL 33130 and its principal is Eilon Natan.

	Series B Preferred Stock	Percentage of
	Beneficially	Series B
Name of Beneficial Owner	Owned (1)	Preferred Stock (2)
Bill Edmonds (3)	31,000	100.00%

Total	31,000	100.00%

(1)	The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

(2)	The number of Series B Preferred shares outstanding used in computing the percentage is 31,000.

(3)	The address for Bill Edmonds is 13110 NE 177th Place, Suite 293, Woodinville, WA 98072.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

The Common Stock of the Company is currently quoted on the OTCQB Marketplace under the symbol “DGWR.” The following information reflects the high and low closing prices of the Company’s common stock on the OTCQB Marketplace.

Quarterly period	High	Low
Fiscal year ended December 31, 2020:
First Quarter	$0.06	$0.032
Second Quarter	$0.053	$0.024
Third Quarter	$0.05	$0.0093
Fourth Quarter	$0.033	$0.0102

Fiscal year ended December 31, 2019:
First Quarter	$0.10	$0.03
Second Quarter	$0.491	$0.01
Third Quarter	$0.04	$0.01
Fourth Quarter	$0.18	$0.0025

Holders

As of October 25, 2021, the approximate number of stockholders of record of the Common Stock of the Company was 305.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (2))
	(2)	(2)	(2)
Equity compensation plans approved by shareholders (1)(2)	-	$-	36,000,000
Equity compensation plans not approved by shareholders (1)	-	$-	-
Total	-	$-	36,000,000

(1)	The information presented in this table is as of October 25, 2021.

(2)	On October 5, 2021, the Company filed a Registration Statement on Form S-8 registering 40,000,000 shares of common stock to be issued under the Company’s 2021 Stock Option Incentive Plan (the “2021 Plan”) (36,000,000 shares remaining as of October 25, 2021). Stock incentive awards under the 2021 Plan can be in the form of stock options, restricted stock units, performance awards, and restricted stock that are made to employees, directors, and service providers. Awards are subject to forfeiture until vesting conditions have been satisfied under the terms of the award. We believe awards to our executive officers help align the interests of management and our shareholders and reward our executive officers for improved Company performance.

48

Indemnification for Securities Act Liabilities

Our Certificate of Incorporation provides to the fullest extent permitted by Wyoming Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

LEGAL PROCEEDINGS

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us or has a material interest adverse to us.

●	None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

From time to time, we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

On June 20, 2018, Central Ohio Contractors, Inc. (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Common Pleas Court of Franklin County, Ohio, alleging that the Defendant failed to pay Plaintiff for services rendered from January through March 2018 in the amount of $32,580.73. On August 1, 2018, the Court issued a Default Judgment against the Company in the amount of $32,580.73 and court costs of $251. Said total is to draw interest at the legal rate of 4.0% interest per annum beginning on April 30, 2018. As of September 30, 2021, $32,580.73 principal plus all post-judgment interest remains due.

On October 30, 2018, CoreCivic of Tennessee, LLC (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Chancery Court for Davidson County, Tennessee at Nashville, alleging that the Defendant defaulted on its payment obligations in the amount of $411,210.42 under the Master Waste & Recycling Agreement entered into between the parties and dated May 4, 2017. On January 14, 2019, the Court issued a a Default Judgment Certificate against the Company in the amount of $411,210.42 principal, $11,942.00 in prejudgment interest and post-judgment interest until the judgment is paid in full for a per diem interest amount of $81.15. As of September 30, 2021, $423,152.42 principal plus all post-judgment interest remains due.

On December 17, 2018, Angelo’s Aggregate Materials, Ltd (“Plaintiff”) filed a complaint against Deep Green Waste & Recycling, LLC (“Defendant”) with the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, alleging that the Defendant failed to pay Plaintiff for services rendered from January 5, 2018 through March 31, 2018 in the amount of $29,777.41. On January 24, 2019, the Court issued a Default Judgment against the Company in the amount of $29,777.41, court costs in the sum of $510 and prejudgment interest from April 30, 2018 to January 30, 2019, in the sum of $1,349.62, computed at the statutory rate of 5.72% per annum, for the months of April through June 2018; 5.97% per annum for the months of July through September, 2018; 6.09% per annum for the months of October through December, 2018; and 6.33% per annum for the month of January 2019, for a total of $31,631.03, all which shall bear interest at the prevailing statutory rate of 6.33% per year from this date through December 31, 2019, for which let execution issue forthwith. As of September 30, 2021, $31,631.03 principal plus all post-judgment interest remains due.

EXPERTS

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Law Offices of Gary L. Blum. The financial statements for the years ended December 31, 2020 and 2019 for Deep Green Waste & Recycling, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Michael T. Studer CPA P.C., as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

49

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct is available on our website at https://www.deepgreenwaste.com.

Our Board of Directors

Our Board currently consists of two members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updated by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications. Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 13110 NE 177th Place, Suite 293, Woodinville, WA 98072, Attention: Investor Relations or via e-mail communication at info@deepgreenwaste.com. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board Committees

None.

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Item 16. Exhibits and Financial Statement Schedules.

51

DEEP GREEN WASTE & RECYCLING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash ($51,000 in escrow for closing Lyell)	$51,878	$757
Accounts receivable, net of allowance for doubtful accounts of $545,420 at September 30, 2021 and $545,420 at December 31, 2020	6,929	-
Prepaid expenses and other current assets	38,393	-
Total current assets	97,200	757

Property and equipment, net	187,323	9,798
Intangible assets, net	95,233	-
Deposit	5,000	5,000
Total other assets	287,556	14,798
Total assets	$384,756	$15,555

LIABILITIES

Current liabilities:
Current portion of debt	$525,854	$896,584
Convertible notes payable, net of debt discounts of $53,556 and $5,238 at September 30, 2021 and December 31, 2020, respectively	46,444	10,762
Accounts payable	2,979,179	2,948,964
Accrued expenses	188,903	156,051
Deferred compensation	90,945	86,307
Accrued interest	66,011	162,074
Customer deposits payable	68,851	68,851
Derivative liability	-	43,444
Total current liabilities	3,966,187	4,373,037

Long-term liabilities:
Long-term portion of debt	-	-
Total long-term liabilities	-	-

Total liabilities	3,966,187	4,373,037

STOCKHOLDERS’ DEFICIT

Common stock, $.0001 par value; 500,000,000 and 250,000,000 shares authorized; 200,005,368 and 129,836,060 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	$20,001	$12,984
Preferred Stock, $.0001 par value, $1 per share stated value, 5,000,000 and 2,000,000 shares authorized; 31,000 and 31,000 shares of Series B Convertible Preferred Stock issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	31,000	31,000
Additional paid-in capital	4,878,828	3,374,888
Accumulated deficit	(8,511,260)	(7,776,354)

Total stockholders’ deficit	(3,581,431)	(4,357,482)

Total liabilities and stockholders’ deficit	$384,756	$15,555

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-1

DEEP GREEN WASTE & RECYCLING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended September 30, 2021 and 2020
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$43,915	$-	$120,180	$-

Total revenues	43,915	-	120,180	-

Cost of revenues	29,930	-	58,095	-
Gross profit	13,985	-	62,085	-

Operating expenses:
Selling, general and administrative	30,690	30,323	151,562	33,346
Officers and directors compensation (including stock-based compensation of $16,817, $18,768, $63,728 and $52,368 respectively)	101,645	46,268	192,584	99,868
Professional and consulting	52,283	48,008	169,936	107,294
Provision for doubtful accounts	-	-	-	2,675
Depreciation and amortization	18,657	2,656	44,540	8,663
Total operating expenses	203,275	127,255	558,622	251,846

Operating loss	(189,290)	(127,255)	(496,537)	(251,846)

Other (expense) income:
Derivative liability income (expense)	366,414	156,378	463,894	79,857
Loss on conversions of debt	(354,423)	(114,652)	(797,252)	(114,652)
Gain on write off of notes payable	652,559	-	652,559	-
Loss on disposal of assets	(17,747)	-	(17,747)	-
Interest expense (including amortization of debt discounts of $157,708, $93,241, $472,765 and $108,044 respectively)	(188,937)	(115,303)	(539,823)	(169,523)
Total other income (expense)	457,866	(73,577)	(238,369)	(204,318)

Net Income (loss)	$268,576	$(200,832)	$(734,906)	$(456,164)
Net loss per common share:
Basic and diluted net income (loss) per common share	$0.00	$(0.00)	$(0.00)	$(0.00)
Weighted average number of common shares outstanding – basic and diluted	194,886,945	110,211,097	155,783,440	107,135,479

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

DEEP GREEN WASTE & RECYCLING, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIENCY)
(Unaudited)

For the three months ended September 30, 2021 and 2020:

	Series B				Additional
	Preferred stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at June 30, 2021	31,000	$31,000	169,394,790	$16,940	$4,291,077	$(8,779,836)	$(4,440,819)
Issuance of common stock in satisfaction of notes payable and accrued interest	-	-	25,098,081	2,510	530,719	-	533,229
Issuance of common stock and warrants as part of $100,000 convertible note issued on July 2, 2021	-	-	1,000,000	100	57,483	-	57,583
Warrant cashless exercise	-	-	4,512,497	451	(451)	-	-
Net income for the three months ended September 30, 2021	-	-	-	-	-	268,576	268,576
Balances at September 30, 2021	31,000	$31,000	200,005,368	$20,001	$4,878,828	$(8,511,260)	$(3,581,431)

Balances at June 30, 2020	31,000	$31,000	105,891,540	$10,589	$2,946,885	$(7,299,116)	$(4,310,642)
Issuance of common stock in satisfaction of notes payable and accrued interest	-	-	10,892,592	1,089	206,489	-	207,578
Warrant cashless exercise	-	-	262,481	26	(26)	-	-
Issuance of common shares relating to officer employment agreement	-	-	1,020,000	103	18,665	-	18,768
Net loss for the three months ended September 30, 2020	-	-	-	-	-	(200,832)	(200,832)
Balances at September 30, 2020	31,000	$31,000	118,066,613	$11,807	$3,172,013	$(7,499,948)	$(4,285,128)

For the nine months ended September 30, 2021 and 2020:

	Series B				Additional
	Preferred stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at January 1, 2021	31,000	$31,000	129,836,060	$12,984	$3,374,888	$(7,776,354)	$(4,357,482)
Issuance of common stock for consulting services	-	-	750,000	75	29,775	-	29,850
Issuance of common stock to directors for accrued compensation	-	-	2,382,758	238	56,541	-	56,779
Issuance of common stock for Amwaste asset purchase	-	-	2,000,000	200	98,800	-	99,000
Issuance of common stock in satisfaction of notes payable and accrued interest	-	-	59,524,053	5,953	1,261,792	-	1,267,745
Issuance of common stock and warrants as part of $100,000 convertible note issued on July 2, 2021	-	-	1,000,000	100	57,483	-	57,583
Warrant cashless exercise	-	-	4,512,497	451	(451)	-	-
Net loss for the nine months ended September 30, 2021	-	-	-	-	-	(734,906)	(734,906)
Balances at September 30, 2021	31,000	$31,000	200,005,368	$20,001	$4,878,828	$(8,511,260)	$(3,581,431)

Balances at January 1, 2020	-	$-	105,051,540	$10,505	$2,913,369	$(7,043,784)	$(4,119,910)
Issuance of Preferred B stock in satisfaction of deferred compensation	31,000	31,000	-	-	-	-	31,000
Issuance of common stock to an officer for services	-	-	840,000	84	33,516	-	33,600
Issuance of common stock in satisfaction of notes payable and accrued interest	-	-	10,892,592	1,089	206,489	-	207,578
Warrant cashless exercise	-	-	262,481	26	(26)	-	-
Issuance of common shares relating to officer employment agreement	-	-	1,020,000	103	18,665	-	18,768
Net loss for the nine months ended September 30, 2020	-	-	-	-	-	(456,164)	(456,164)
Balances at September 30, 2020	31,000	$31,000	118,066,613	$11,807	$3,172,013	$(7,499,948)	$(4,285,128)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

DEEP GREEN WASTE & RECYCLING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2021 and 2020

(Unaudited)

	September 30, 2021	September 30, 2020

OPERATING ACTIVITIES:
Net income (loss) for the period	$(734,906)	$(456,164)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	44,540	8,663
Provision for doubtful accounts	-	2,675
Amortization of debt discounts	472,765	108,044
Derivative liability (income) expense	(463,894)	(79,857)
Loss on conversions of debt	797,252	114,652
Gain on write off of notes payable	(652,559)	-
Loss on disposal of assets	17,747	-
Stock-based compensation	63,728	52,368
Changes in operating assets and liabilities:
Accounts receivable	(6,929)	-
Prepaid expenses and other current assets	(38,393)	-
Accounts payable	30,215	28,671
Accrued expenses	34,471	30,000
Deferred compensation	4,638	10,487
Accrued interest	67,058	54,180
Net cash used in operating activities	(364,267)	(126,281)

INVESTING ACTIVITIES:
Purchase of property and equipment	(205,382)	-
Purchase of intangible assets	(10,000)	-
Net cash used in investing activities	(215,382)	-

FINANCING ACTIVITIES:
Proceeds from convertible notes	616,500	123,000
Proceeds from other debt - net	19,893	-
Repayment of convertible note	(110,000)	-
Loans from officers and directors	104,377	5,445
Net cash provided by financing activities	630,770	128,445

NET INCREASE (DECREASE) IN CASH	51,121	2,164

CASH, BEGINNING OF PERIOD	757	735

CASH, END OF PERIOD	$51,878	$2,899

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-
Non-Cash investing and financing activities:
Initial derivative liability charged to debt discounts	$420,000	$120,000
Issuance of 25,000 shares, Series B Convertible Preferred Stock in satisfaction of deferred compensation liability	$-	$25,000
Issuance of 6,000 shares, Series B Convertible Preferred Stock in satisfaction of loans payable to officer	$-	$6,000
Issuance of common stock to directors for accrued compensation	$56,779	$-
Issuance of common stock and note payable to Seller of Amwaste, Inc. assets
Common stock	$99,000	$-
Note payable	110,000	-
Total	$209,000	$-
Issuance of common stock (fair value of $1,267,745) in satisfaction of notes payable ($465,810) and accrued interest ($4,683)	$470,493	$-
Issuance of common stock (fair value of $207,578) in satisfaction of notes payable ($91,000) and accrued interest ($1,926)	$-	$91,926

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE A – ORGANIZATION

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) is a publicly quoted company seeking to create value for its shareholders by seeking to acquire other operating entities for growth in return for shares of our common stock.

The Company was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares) of common stock of the Company.

On August 24, 2017, the Company acquired all the membership units of Deep Green Waste and Recycling, LLC (“DGWR LLC”), a Georgia limited liability company engaged in the waste recycling business since 2011, in exchange for 85,000,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares) of the Company’s common stock. The transaction was accounted for as a “reverse merger” where DGWR LLC was considered the accounting acquiror and the Company was considered the accounting acquiree.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment, Inc. (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810. Please see NOTE F – DEBT for further information.

Effective October 1, 2017, Deep Green acquired Columbia Financial Services, Inc, (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190. Please see NOTE F – DEBT for further information.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Deep Green’s then Chief Executive Officer owned a 7.5% equity interest in Mirabile Corporate Holdings, Inc.

On August 7, 2018, the Company ceased its waste recycling business.

In the quarterly period ended March 31, 2021, the Company re-launched its waste and recycling services operation and has begun to re-engage with customers, waste haulers and recycling centers, which are critical elements of its historically successful business model: designing and managing waste programs for commercial and institutional properties for cost savings, ease of operation, and minimal administrative stress for its clients.

Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer paid the seller $160,000 and issued the Seller 2,000,000 shares of the Company’s restricted common stock. The Buyer remitted $50,000 at Closing and issued the Seller a Promissory Note (the “Note”) in the amount of $110,000, which was paid April 9, 2021. The Note was secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021.

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

Securities Purchase Agreement

On August 11, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”) and Lyell Environmental Services, Inc. (hereinafter “LES”). On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and is due on December 18, 2021. The transaction closed on October 19, 2021.

F-5

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE A – ORGANIZATION (continued)

In order to further grow its business, the Company plans to:

●	expand its service offerings to provide additional sustainable waste management solutions that further minimize costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers;

●	Acquire profitable waste and recycling services companies with similar or compatible and synergistic business models, that can help the Company achieve these objectives;

●	Offer innovative recycling services that significantly reduce the disposal of plastics, electronic wastes, food wastes, and hazardous wastes in the commercial property universe;

●	Establish partnerships with innovative universities, municipalities and companies; and

●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

Some potential merger/acquisition candidates have been identified and discussions initiated. These candidates are within the Company’s core business model, serving commercial properties, accretive to cash flow, and geographically favorable. While seeking to identify acquisition candidates, the Company seeks to identify target entities with a similar core business model or a model which naturally integrates with its own, and which are situated in opportunistic geographic locations.

We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have limited current business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of our lack of resources and our inability to provide a prospective business opportunity with significant capital.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Interim Financial Statements

The unaudited condensed financial statements of the Company for the three and nine month periods ended September 30, 2021 and 2020 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The balance sheet information as of December 31, 2020 was derived from the audited financial statements included in the Company’s financial statements as of and for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2021. These financial statements should be read in conjunction with that report.

Principles of Consolidation

The consolidated financial statements include the accounts of Deep Green Waste & Recycling, Inc. (“Deep Green”), DGWR, LLC and Deep Green’s wholly owned subsidiaries, DG Research, Inc. and DG Treasury, Inc. All inter-company balances and transactions have been eliminated in consolidation.

F-6

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is not more likely than not that a deferred tax asset will be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of September 30, 2021 and December 31, 2020, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for the derivative liability (see NOTE H), where Level 2 inputs were used, we had no financial assets or liabilities carried and measured at fair value on a recurring or nonrecurring basis during the periods presented.

For nonrecurring fair value measurements of issuances of common stock for services and in satisfaction of convertible notes payable and accrued interest (see NOTE I), we used Level 2 inputs.

F-7

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of property, equipment and intangible assets) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through September 30, 2021, the Company has not experienced impairment losses on its long-lived assets.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of operations. The estimated lives used to determine depreciation and amortization are:

Trucks	5 years
Containers	5 years
Software	2-3 Years
Office Equipment	3-7 Years
Furniture and Fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease

F-8

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs, which were not significant for the periods presented, are expensed as incurred.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation.

For the periods presented, we have excluded the shares issuable from the convertible notes payable (see NOTE G and NOTE H) and the warrants (see NOTE I) from our diluted net loss per share calculation as the effect of their inclusion would be anti-dilutive.

F-9

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which has superseded nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than was required under prior U.S. GAAP. We adopted ASU 2014-09 effective January 1, 2018. ASU 2014-09 has not had any significant effect on our financial statements for the periods presented.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. We adopted ASU 2016-02 effective January 1, 2019. ASU No. 2016-02 has not had any significant effect on our financial statements for the periods presented.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance was effective for annual periods beginning after December 15, 2018; early adoption was permitted.

The Company early adopted ASU 2017-11. As a result, we have not recognized the fair value of any warrants containing down round features as liabilities. Please see NOTE I - CAPITAL STOCK for further information.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

F-10

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE C - PROPERTY AND EQUIPMENT

Property and Equipment consist of the following at:

	September 30, 2021 (Unaudited)	December 31, 2020
Trucks	$90,832	$-
Containers	112,378	-
Software	99,025	99,025
Office equipment	60,974	60,974
Furniture and Fixtures	948	948
Waste and Recycling Equipment	20,972	18,800
Total	385,129	179,747
Accumulated depreciation and amortization	(197,806)	(169,949)

Net	$187,323	$9,798

NOTE D – INTANGIBLE ASSETS

Intangible assets consist of the following at:

	September 30, 2021 (Unaudited)	December 31, 2020
Customer list and covenant not to compete acquired in connection with the Asset Purchase Agreement with Amwaste, Inc. closed on February 11, 2021	$109,000	$-
Total	109,000	-
Accumulated amortization	(13,767)	-

Net	$95,233	$-

The customer list and covenant not to compete is being amortized using the straight-line method over their estimated useful life of five years. For the nine months ended September 30, 2021 and 2020, amortization of intangible assets expense was $13,767 and $0, respectively.

At September 30, 2021, the expected future amortization of intangible assets expense is:

Amount
Fiscal year ending December 31:
2021 (excluding the nine months ended September 30, 2021)	$5,450
2022	21,800
2023	21,800
2024	21,800
2025	21,800
Thereafter	2,583
Total	$95,233

NOTE E – ACCOUNTS PAYABLE

Accounts payable consist of the following at:

	September 30, 2021 (Unaudited)	December 31, 2020
August 1, 2018 Default Judgment payable to Ohio vendor	$37,536	$32,832
January 14, 2019 Default Judgment payable to Tennessee customer	423,152	423,152
January 24, 2019 Default judgment payable to Florida vendor	31,631	31,631
Other vendors of materials and services	2,266,554	2,241,043
Credit card obligations	220,306	220,306

Total	$2,979,179	$2,948,964

Most of the accounts payable relate to services performed by subcontractors prior to the cessation of our waste recycling business on August 7, 2018. In many cases, these subcontractors have subsequently reached agreements with our former customers to continue the provision of services to such customers.

F-11

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE F – DEBT

Debt consists of the following at:

	September 30, 2021 (Unaudited)	December 31, 2020
Note payable to Seller of CARE dated October 20, 2017, interest at 7% per annum, payable in 16 quarterly installments of principal and interest commencing on January 1, 2018 and ending October 1, 2021, in technical default (1)	$-	$315,810
Note payable to Seller of CFSI dated October 20, 2017, interest at 7% per annum, payable in 16 quarterly installments of principal and interest commencing on January 1, 2018 and ending October 1, 2021, in technical default (1)	-	179,190
Claimed amount due to Factor (AEC Yield Capital, LLC) pursuant to Factor’s Notice of Default dated July 31, 2018	387,535	387,535
Short-term capital lease- 5 compactor leases (in technical default)	5,574	5,574
Loans payable to officers and directors, non-interest bearing, due on demand	104,377	-
Other	28,368	8,475
Total	525,854	896,584
Current portion of debt	(525,854)	(896,584)
Long-term portion of debt	$-	$-

(1)	On September 16, 2021, the Company entered into a Release and Settlement Agreement (the “Settlement Agreement”) with Gordon Boorse pertaining to the outstanding principal and interest outstanding on the Notes issued by the Company in the purchase of Compaction and Recycling Equipment, Inc. (the “CARE Note”) and Columbia Financial Services, Inc, (the “CFSI Note”). Under the terms of the Settlement Agreement, the Company abandoned all claims against Boorse with respect to its purchase of CARE and CFSI, and Boorse forgave the outstanding principal ($495,000) and interest ($157,995) due under the CARE and CFSI Notes.

NOTE G – CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consist of:

	September 30, 2021 (Unaudited)	December 31, 2020
Unsecured Convertible Promissory Note payable to GPL Ventures, LLC: Issue date June 23, 2020 – net of unamortized debt discount of $0 and $5,238 at September 30, 2021 and December 31, 2020, respectively (i)	$-	$10,762
Unsecured Convertible Promissory Note payable to Labrys Fund, LP: Issue date July 2, 2021 – net of unamortized debt discount of $53,556 and $0 at September 30, 2021 and December 31, 2020, respectively (ii)	46,444	-
Total	$46,444	$10,762

(i)	On June 23, 2020, the Company issued GPL Ventures LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note was convertible, in whole or in part, at any time and from time to time before maturity (June 23, 2021) at the option of the holder at the Conversion Price that shall equal the lesser of a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note had a term of one (1) year and beared interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement (which occurred on July 13, 2020). In the event that the Company didn’t maintain the registration requirements provided for in the RRA, the Company was obligated to pay GPL certain payments for such failures. As of September 30, 2021, the note was paid in full.

F-12

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE G – CONVERTIBLE NOTES PAYABLE (continued)

(ii)	On July 2, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with Labrys Fund, LP (“Labrys”) and issued Labrys a Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (July 2, 2022) at the option of the holder at the Conversion Price that shall equal $0.015. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Conversion Price is subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Holder shall be entitled to deduct $1,750.00 from the conversion amount in each Notice of Conversion to cover Holder’s fees associated with each Notice of Conversion. The Note has a term of one (1) year and bears interest at 12% annually. The transaction closed on July 2, 2021. As part and parcel of the foregoing transaction, Labrys was issued a warrant granting the holder the right to purchase up to 5,000,000 shares of the Company’s common stock at an exercise price of $0.02 for a term of 5-years. On July 8, 2021, the Company issued Labrys 1,000,000 shares of common stock as Commitment Shares as per the terms of the SPA. As of September 30, 2021, $100,000 principal plus $2,959 interest were due.

F-13

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE H - DERIVATIVE LIABILITY

The derivative liability at September 30, 2021 and December 31, 2020 consisted of:

	September 30, 2021 (Unaudited)	December 31, 2020
Convertible Promissory Note payable to GPL Ventures, LLC. Please see NOTE G – CONVERTIBLE NOTES PAYABLE for further information.	$-	$43,444

Total	$-	$43,444

The above Convertible Promissory Note (the “Note”) contained a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Note was indeterminate. Accordingly, we recorded the fair value of the embedded conversion feature as a derivative liability at the issuance date of the Note and charged the applicable amounts to debt discount and the remainder to other expense. The increase (decrease) in the fair value of the derivative liability from the issuance date of the Note to the measurement date is charged (credited) to other expense (income).

The fair value of the derivative liability was measured at December 31, 2020 using the Black Scholes option pricing model. Assumptions at December 31, 2020 were (1) stock price of $0.0329 per share, (2) conversion price of $0.00906 per share, (3) term of 174 days, (4) expected volatility of 143.21% and (5) risk free interest rate of 0.09%.

NOTE I - CAPITAL STOCK

Amendment

On July 11, 2021, the Company’s Board unanimously approved an Amendment to our Articles of Incorporation (the “Authorized Share Amendment”) to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 and to increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 5,000,000 with the Board maintaining the discretion of whether or not to implement the increase in authorized shares of Common and Preferred Stock. On July 11, 2021, the Majority Stockholders delivered an executed written consent in lieu of a special meeting (the “Stockholder Consent”) authorizing and approving the Authorized Share Amendment and the increase in authorized shares of Common and Preferred Stock.

Preferred Stock

On July 18, 2010, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Convertible Preferred Stock” (hereinafter “Series A”) with a stated par value of $0.0001 per share. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A shall be as hereinafter described. The holders of Series A, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series A shares are outstanding. The holders of Series A shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series A shall be entitled to one thousand (1,000) votes per one share of Series A held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series A Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the rate of 1000 shares of common stock for each share of Series A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, after setting apart or paying in full the preferential amounts due the Holders of senior capital stock, if any, the Holders of Series A and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $0.125 per share.

On June 26, 2017, the Company entered into a conversion agreement with Saint James Capital Management LLC and agreed to convert 2,000,000 shares of the Company’s Series A Preferred Stock held by Saint James into a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share and a term of three years. On August 23, 2017, the Company’s Board of Directors approved a reduction of the warrant exercise price from $0.30 to $0.20 per share. On June 20, 2020, the warrant expired.

At September 30, 2021 and December 31, 2020, there were 0 and 0 shares of Series A issued and outstanding, respectively.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a par value of $0.0001 per share and authorization of 100,000 shares. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B shall be as hereinafter described.

The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

F-14

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (equal to the stated value or $1.00 per share) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

At September 30, 2021 and December 31, 2020, there were 31,000 and 31,000 shares of Series B Preferred Stock issued and outstanding, respectively.

F-15

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. A vote by the holders of a majority of the Company’s outstanding voting shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

F-16

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

Common Stock and Preferred Stock Issuances

For the nine months ended September 30, 2021 and fiscal year ended December 31, 2020, the Company issued and/or sold the following securities:

Common Stock

For the nine months ended September 30, 2021

On September 21, 2021, the Company issued a warrant holder 4,512,497 shares of common stock as a cashless exercise of a warrant.

On July 9, 2021, the Company issued 7,823,177 shares of common stock in satisfaction of $41,000 principal and $3,062 interest. The $114,748 excess of the $158,810 fair value of the 7,823,177 shares over the $44,062 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2021.

On July 8, 2021, the Company issued 1,000,000 shares of common stock in satisfaction of the Commitment Shares due the Labrys Fund, LP. Please see NOTE G – CONVERTIBLE NOTES PAYABLE for further information.

On July 2, 2021, the Company issued 4,629,964 shares of common stock in satisfaction of $35,340 principal and $774 interest. The $72,690 excess of the $108,804 fair value of the 4,629,964 shares over the $36,114 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2021.

On July 2, 2021, the Company issued 4,344,595 shares of common stock in satisfaction of $33,888 principal. The $68,210 excess of the $102,098 fair value of the 4,344,595 shares over the $33,888 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2021.

On July 1, 2021, the Company issued 8,300,345 shares of common stock in satisfaction of $64,554 principal and $189 interest. The $98,774 excess of the $163,517 fair value of the 8,300,345 shares over the $64,743 liability reduction was charged to loss on conversion of debt in the three months ended September 30, 2021.

On June 24, 2021, the Company issued 14,700,000 shares of common stock in satisfaction of $114,660 principal. The $120,540 excess of the $235,200 fair value of the 14,700,000 shares over the $114,660 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On June 24, 2021, the Company issued 7,225,972 shares of common stock in satisfaction of $51,369 principal and $658 interest. The $63,589 excess of the $115,616 fair value of the 7,225,972 shares over the $52,027 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 6,000,000 shares of common stock in satisfaction of $60,000 principal. The $123,600 excess of the $183,600 fair value of the 6,000,000 shares over the $60,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 4,000,000 shares of common stock in satisfaction of $40,000 principal. The $83,600 excess of the $123,600 fair value of the 4,000,000 shares over the $40,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 2,500,000 shares of common stock in satisfaction of $25,000 principal. The $51,500 excess of the $76,500 fair value of the 2,500,000 shares over the $25,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On March 19, 2021, the Company issued 750,000 restricted shares of its common stock to a consultant for services rendered.

On February 17, 2021, the Company issued Lloyd Spencer (Company CEO) 1,616,379 restricted shares of its common stock (850,000 shares vested from August 2020 to December 2020 pursuant to the Employment Agreement dated December 4, 2019 and 766,379 shares vested in 2020 pursuant to the Board of Directors Services Agreement dated January 9, 2020).

On February 17, 2021, the Company issued Bill Edmonds (Company CFO) 766,379 restricted shares of its common stock which vested in 2020 pursuant to the Board of Directors Services Agreement dated January 9, 2020.

On February 16, 2021, the Company issued 2,000,000 shares of its common stock to the Seller of the AmWaste assets as per the terms of the Asset Purchase Agreement.

For the year ended December 31, 2020

On January 24, 2020, the Company issued Lloyd Spencer 840,000 shares of its common stock with an estimated fair value of $33,600 as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

On July 27, 2020, the Company issued a noteholder 2,000,000 shares of common stock in satisfaction of $20,000 principal. The $52,800 excess of the $72,800 fair value of the 2,000,000 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 6, 2020, the Company issued a noteholder 892,592 shares of common stock in satisfaction of $7,000 principal, $726 interest and $1,200 in fees. The $17,852 excess of the $26,778 fair value of the 892,592 shares over the $8,926 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 17, 2020, the Company issued a noteholder 4,000,000 shares of common stock in satisfaction of $40,000 principal. The $20,000 excess of the $60,000 fair value of the 4,000,000 shares over the $40,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 18, 2020, the Company issued a noteholder 262,481 shares of common stock as a partial cashless exercise of a warrant.

On September 9, 2020, the Company issued Lloyd Spencer 1,020,000 shares of its common stock with an estimated fair value of $18,768 as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

On September 23, 2020, the Company issued a noteholder 4,000,000 shares of common stock in satisfaction of $24,000 principal. The $24,000 excess of the $48,000 fair value of the 4,000,000 shares over the $24,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On December 29, 2020, the Company issued a noteholder 1,769,447 shares of common stock in satisfaction of $16,000 principal, $494 interest and $1,200 in fees. The $23,357 excess of the $41,051 fair value of the 1,769,447 shares over the $17,694 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On December 30, 2020, the Company issued May Davis Partners Acquisition Company, LLC 10,000,000 shares of its common stock as per the terms of the Services Settlement Agreement entered into between the Company and MD Global Partners, LLC dated November 27, 2020. The $163,000 fair value of the 10,000,000 shares at November 27, 2020 was charged to professional and consulting fees in the year ended December 31, 2020.

The number of common shares authorized with a par value of $0.0001 per share at September 30, 2021 and December 31, 2020 is 500,000,000 and 250,000,000, respectively. At September 30, 2021 and December 31, 2020, there are 200,005,368 and 129,836,060 shares of common stock issued and outstanding, respectively.

Preferred Stock

For the nine months ended September 30, 2021

None

For the year ended December 31, 2020

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

The number of preferred shares authorized with a par value of $0.0001 per share at September 30, 2021 and December 31, 2020 is 5,000,000 and 2,000,000, respectively. At September 30, 2021 and December 31, 2020, there are 31,000 and 31,000 shares of preferred stock issued and outstanding, respectively.

F-17

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (continued)

Warrants and options

A summary of warrants and options activity follows:

	Shares Equivalent
	Options	Warrants	Total
Balance, December 31, 2020	-	80,000	80,000
Warrants expired on February 19, 2021	-	(30,000)	(30,000)
Warrants expired on March 16, 2021	-	(50,000)	(50,000)
Warrant issued on July 2, 2021 (i)	-	5,000,000	5,000,000
Cashless exercise of warrant on September 21, 2021	-	(5,000,000)	(5,000,000)
Balance, September 30, 2021	-	-	-

(i)	On July 2, 2021, the Company entered into a Securities Purchase Agreement (“SPA”) with Labrys Fund, LP (“Labrys”) and issued Labrys a Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (July 2, 2022) at the option of the holder at the Conversion Price that shall equal $0.015. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Conversion Price is subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Holder shall be entitled to deduct $1,750.00 from the conversion amount in each Notice of Conversion to cover Holder’s fees associated with each Notice of Conversion. The Note has a term of one (1) year and bears interest at 12% annually. The transaction closed on July 2, 2021. As part and parcel of the foregoing transaction, Labrys was issued a warrant granting the holder the right to purchase up to 5,000,000 shares of the Company’s common stock at an exercise price of $0.02 for a term of 5-years. On September 21, 2021, the Company issued Labrys 4,512,497 shares of common stock as a cashless exercise of the warrant.

As of September 30, 2021, the Company had no warrants issued or outstanding.

F-18

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE J - INCOME TAXES

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate for the periods presented to income (loss) before income taxes. The income tax rate was 21% for the periods presented. The sources of the difference are as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2021 (Unaudited)	September 30, 2020 (Unaudited)	September 30, 2021 (Unaudited)	September 30, 2020 (Unaudited)
Expected tax at 21%	$56,401	$(42,175)	$(166,174)	$(95,794)
Non-deductible stock-based compensation	3,532	3,941	13,383	10,997
Non-deductible derivative liability expense (income)	(76,947)	(32,839)	(97,418)	(16,770)
Non-deductible amortization of debt discounts	33,119	19,581	99,281	22,689
Non-deductible loss on conversions of notes payable and accrued interest	74,429	24,077	167,423	24,077
Increase (decrease) in Valuation allowance	(90,534)	27,415	(16,495)	54,801
Provision for (benefit from) income taxes	$-	$-	$-	$-

All tax years remain subject to examination by the Internal Revenue Service.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of September 30, 2021 and December 31, 2020 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at September 30, 2021 and December 31, 2020. The Company will continue to review this valuation allowance and make adjustments as appropriate.

The net operating loss carryforward at September 30, 2021 for the years 2001 to 2017 expires in varying amounts from year 2021 to year 2037.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

F-19

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE K - COMMITMENTS AND CONTINGENCIES

Occupancy

On December 6, 2019, the Company entered into a rental agreement for a facility located at 13110 NE 177th Place, #293, Woodinville, WA 98072. The rental was for a term of one quarter with a quarterly rental rate of $70 and continues on a month-to-month basis. The Company anticipates that it will need to lease additional space as its business plan develops.

Employment Agreements

On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with David A. Bradford as Chief Operating Officer. In connection with his appointment, the LLC and Mr. Bradford entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Bradford. Pursuant to the Agreement, Mr. Bradford will receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The LLC (i) shall remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) shall defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how the Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Bradford is eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the LLC hereby granted the Executive an initial three and one-half percent (3.5%) ownership interest in the LLC. In addition, the executive has the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan (ISP), the LLC hereby grants the Executive an additional one and one half percent (1.5%) ownership interest in the LLC, with 0.375% granted upon the date of initiation and 0.375% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the Company’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than one and one-half percent (1.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”) (f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. Effective May 1, 2018, Mr. Bradford agreed to forgo payment of his salary until circumstances allow a resumption. On December 3, 2019, Mr. Bradford submitted his resignation as President, Chief Executive Officer, Secretary and as a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company. Commencing in July of 2020, the Company and Mr. Bradford agreed that the Company will pay Mr. Bradford $3,500 per month until such time as Company finances improve. On December 31, 2020, the Company extended Mr. Bradford’s employment agreement for an additional two-year period. For the nine months ended September 30, 2021 and 2020, compensation to Mr. Bradford expensed under the above employment agreement was $31,500 and $0, respectively. As of September 30, 2021 and December 31, 2020, accrued compensation due Mr. Bradford was $36,750 and $10,500, respectively. As of September 30, 2021 and December 31, 2020, the deferred compensation balance due Mr. Bradford was $3,632 and $3,446, respectively.

F-20

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE K - COMMITMENTS AND CONTINGENCIES (continued)

On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the LLC and Mr. Edmonds entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Edmonds. Pursuant to the Agreement, Mr. Edmonds will receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) shall defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the LLC; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Edmonds is eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. On July 17, 2017, Mr. Edmonds and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional two and one-fourth percent (2.25%) ownership interest in the LLC, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the LLC’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”) (f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Edmonds’ Agreement. Effective May 1, 2018, Mr. Edmonds agreed to forgo payment of his salary until circumstances allow a resumption. On December 31, 2020, the Company extended Mr. Edmond’s employment agreement for an additional two-year period. As of September 30, 2021 and December 31, 2020, the deferred compensation balance due Mr. Edmonds was $87,314 and $82,861, respectively.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer is to receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer is to receive 500,000 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company is to issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 6,120,000 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 170,000 shares each month after the Stock Grant date, December 4, 2019, over a three-year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits. On January 24, 2020, 840,000 shares were issued to Mr. Spencer pursuant to the Employment Agreement. On September 9, 2020, 1,020,000 shares were issued to Mr. Spencer pursuant to the Employment Agreement. Commencing in July of 2020, the Company and Mr. Spencer agreed that the Company will pay Mr. Spencer $3,500 per month until such time as Company finances improve. For the nine months ended September 30, 2021 and 2020, compensation to Mr. Spencer expensed under the employment agreement was $31,500 and $0, respectively. As of September 30, 2021 and December 31, 2020, accrued compensation due Mr. Spencer was $36,750 and $10,500, respectively.

F-21

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE K - COMMITMENTS AND CONTINGENCIES (continued)

Director Agreements

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At September 30, 2021, the accrued compensation due Mr. Spencer under this agreement was $15,000.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At September 30, 2021, the accrued compensation due Mr. Edmonds under this agreement was $15,000.

Consulting Agreement

On May 10, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”) for preparation of the Company’s financial reports. Under the terms of the Agreement, the Consultant is to assist the Company in the preparation of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Registration Statements on Form S-1 and Form S-8. The Agreement shall have a term of one (1) year or until the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is filed with the Securities and Exchange Commission. As compensation, the Consultant, or its designee, was to receive 2,500,000 shares of common stock. Pursuant to an Amendment to the Agreement dated June 4, 2021, instead of receiving 2,500,000 shares of common stock, the Consultant is to receive a total of $35,000 cash compensation: $15,000 payable on or before June 9, 2021 (which was paid and included in professional and consulting expenses in the three months ended June 30, 2021), $10,000 payable on or before September 10, 2021 (accrued at September 30, 2021 and included in professional and consulting expenses in the three months ended September 30, 2021) and $10,000 payable on or before December 10, 2021.

Finder’s Fee Agreement

On May 13, 2021, the Company entered into a Finder’s Fee Agreement (the “Agreement”) with J.H. Darbie & Co., Inc. (hereinafter, “Darbie”), Under the terms of the Agreement, Darbie will use its best efforts to initiate an introductory meeting between principals of the Introduced Party and that of the Company with the goal of raising capital for the Company. The Agreement has a term of 120 days, but Darbie shall have the right to terminate the Agreement with five (5) days written notice to the Company. In consideration of the introduction, Darbie shall be entitled to receive a finder’s fee in the amount of four percent (4%) of the gross proceeds of an equity/convertible debt transaction and/or cash equal to four percent (4%) of the gross proceeds of a non-convertible debt transaction.

Legal

As indicated in NOTE E – ACCOUNTS PAYABLE, one customer and two vendors have received Default Judgments against Deep Green aggregating $492,319 that remain unpaid by Deep Green. Also, Deep Green has accounts payable to other vendors of materials and services and credit card companies aggregating $2,486,860, which are mostly past due and remain unpaid by Deep Green. Also, Deep Green has not paid any amounts to satisfy the $387,535 claimed by the factor pursuant to the Factor’s Notice of Default dated July 31, 2018 Please see NOTE F – DEBT.

F-22

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

NOTE L - GOING CONCERN UNCERTAINTY

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: As of September 30, 2021, we had cash of $51,878, current assets of $97,200, current liabilities of $3,966,187 and an accumulated deficit of $8,511,260. For the nine months ended September 30, 2021 and 2020, we used cash from operating activities of $364,267 and $126,281, respectively. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through November 2022.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE M – RELATED PARTY TRANSACTIONS

During the period January 1, 2018 to August 7, 2018 (the date of Deep Green’s cessation of its waste recycling business), Deep Green used an entity controlled by Deep Green’s then Chief Executive Officer as a subcontractor to service certain customers of Deep Green. Charges to cost of revenues from this related party totaled $29,190 for the year ended December 31, 2018. At September 30, 2021 and December 31, 2020, Deep Green had an account payable to this entity in the amount of $57,600.

On April 9, 2021, the Company issued Bill Edmonds (“Mr. Edmonds”), an officer and director of the Company, a Convertible Promissory Note (the “Note”) in the amount of One Hundred Ten Thousand and NO/100 Dollars ($110,000). The Note accrued interest at 12% if paid within 60 days and thereafter 15% compounding monthly. The Note was convertible, in whole or in part, at any time and from time to time before maturity (June 9, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder was 60% multiplied by the Market Price (as defined herein)(representing a discount rate of 40%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. The Note was paid in full on June 9, 2021.

NOTE N – SUBSEQUENT EVENTS

On October 5, 2021, the Company issued Lloyd Spencer, the Company’s Chief Executive Officer, 4,000,000 shares of common stock under the Company’s 2021 Stock Option Incentive Plan in satisfaction of $98,000 of accrued wages.

On October 6, 2021, the Company issued Lloyd Spencer, the Company’s Chief Executive Officer, 2,000,000 shares of common stock in satisfaction for services rendered on behalf of the Company. The $48,000 fair value of the 2,000,000 shares at October 6, 2021 will be charged to officers and directors compensation in the three months ended December 31, 2021.

On October 6, 2021, the Company issued David Bradford, the Company’s Chief Operating Officer, 6,000,000 shares of common stock in satisfaction for services rendered on behalf of the Company. The $144,000 fair value of the 6,000,000 shares at October 6, 2021 will be charged to officers and directors compensation in the three months ended December 31, 2021.

On October 6, 2021, the Company issued Bill Edmonds, the Company’s Chief Financial Officer, 2,000,000 shares of common stock in satisfaction for services rendered on behalf of the Company. The $48,000 fair value of the 2,000,000 shares at October 6, 2021 will be charged to officers and directors compensation in the three months ended December 31, 2021.

Note Purchase Agreement

On October 14, 2021, the Company (the “Borrower”) entered into a Note Purchase Agreement (“NPA”) with each of BHP Capital NY Inc. and Quick Capital, LLC (together, the “Investors”) and issued each of the Investors a Secured Convertible Promissory Note (the “Note”) in the amount of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and NO/100 Dollars ($666,667). The Note is convertible, in whole or in part, at any time and from time to time before maturity (October 14, 2022) at the option of the holder at the Fixed Conversion Price that shall be the lesser of: (a) $0.01 or (b) 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%) (the “Fixed Conversion Price”). “Market Price” means the average of the two lowest Closing Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being quoted or traded. To the extent the Conversion Price of the Borrower’s Common Stock closes below the par value per share, the Borrower will take all steps necessary to solicit the consent of the stockholders to reduce the par value of the Common Stock to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment. If the shares of the Borrower’s Common Stock have not been delivered within three (3) business days to the Holder, the Notice of Conversion may be rescinded by the Holder. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the Holder for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. The Note has a term of one (1) year and bears interest at 10% annually. The transaction closed on October 19, 2021.

The Note is guaranteed by the Company and its subsidiaries. The Note and the guarantees are secured by a pledge of substantially all of the assets of the Company and the guarantors.

As part and parcel of the foregoing transaction, each of the Investors was issued 2,298,852 shares of common stock as Commitment shares and a warrant (the “Warrant”) granting the holder the right to purchase up to 66,666,667 shares of the Company’s common stock at an exercise price of $0.015 for a term of 5-years.

The Company agreed to file an initial registration statement on Form S-1 covering the maximum number of registrable securities within 14 days of the execution of the NPA. The Registration Statement on Form S-1 was filed with the Securities and Exchange Commission on October 28, 2021.

On October 15, 2021, the Company issued 300,000 shares of common stock to employees for services rendered.

Closing of Securities Purchase Agreement

On October 19, 2021, the Company closed on the Securities Purchase Agreement (the “Agreement”) with Jeremy Lyell (the “Shareholder”). In consideration for the purchase of all Lyell Environmental Services, Inc. shares from the Shareholder, the Company was to pay the Shareholder (i) $50,000 upon execution of the Agreement that was held in escrow, (ii) $1,300,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. Under the amended Agreement (the “Amended Agreement”), the Company paid to the Shareholder (i) the $50,000 paid upon execution of the Agreement and that was held in escrow, (ii) $1,000,000 at Closing, and (iii) 1,000,000 shares of the Company’s common stock. The Company also issued the Shareholder a Promissory Note (the “Promissory Note”) in the amount of $186,537.92. The Promissory Note accrues interest at 7% per annum and is due on December 18, 2021. The transaction closed on October 19, 2021. On December 18, 2021, the Company and Shareholder agreed to extend the due date for the Promissory Note for 30 days. As of the date of this filing, the Company has failed to make the payment due under the terms of the Promissory Note or extension and is thus in technical default.

F-23

On October 22, 2021, Deep Green Waste & Recycling, Inc. signed a non-binding Letter of Intent with a debris hauling company in the State of Georgia with respect to a proposed transaction in which Deep Green would purchase all the assets used or useful in the operation of the debris hauling company’s business. The proposed transaction was terminated by both parties.

On November 18, 2021, the Company issued a noteholder 1,800,000 shares of common stock in satisfaction of $18,000 interest. The $12,600 excess of the $30,600 fair value of the 1,800,000 shares over the $18,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On November 18, 2021, the Company issued a noteholder 3,000,000 shares of common stock in satisfaction of $30,000 interest. The $21,000 excess of the $51,000 fair value of the 3,000,000 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On December 1, 2021, the Company issued a noteholder 2,082,128 shares of common stock in satisfaction of $18,000 interest. The $3,862 excess of the $28,162 fair value of the 2,082,128 shares over the $18,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On December 13, 2021, the Company issued a noteholder 2,448,980 shares of common stock in satisfaction of $18,000 interest. The $10,163 excess of the $28,163 fair value of the 2,448,980 shares over the $18,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On December 13, 2021, the Company issued a noteholder 4,264,392 shares of common stock in satisfaction of $30,000 interest. The $19,041 excess of the $49,041 fair value of the 4,264,392 shares over the $30,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On December 20, 2021, the Company issued a noteholder 5,714,286 shares of common stock in satisfaction of $33,333 principal and $6,667 interest. The $18,857 excess of the $58,857 fair value of the 5,714,286 shares over the $40,000 liability reduction was charged to loss on conversion of debt in the three months ended December 31, 2021.

On December 21, 2021, the Company entered into a Letter of Intent (“LOI”) with FoamShield, Inc. (the “Seller”) whereby the Company would acquire all the assets used or useful in the operation of the Seller’s business, including all of the tangible and intangible assets owned by the principals of the Seller. As consideration for the acquisition of the assets, the Company shall issue the Seller 2,000,000 shares of common stock and a 4% royalty payment on all collected net sales revenues of the FoamShield product. The Company is completing its customary due diligence at this time. Closing is anticipated to occur on or before February 1, 2022.

On January 4, 2022, the Company issued a noteholder 5,673,765 shares of common stock in satisfaction of $32,667 interest. The $21,234 excess of the $53,901 fair value of the 5,673,765 shares over the $32,667 liability reduction will be charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 4, 2022, the Company issued a noteholder 6,802,721 shares of common stock in satisfaction of $39,167 principal. The $25,459 excess of the $64,626 fair value of the 6,802,721 shares over the $39,167 liability reduction will be charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 6, 2022, the Company issued a noteholder 9,070,295 shares of common stock in satisfaction of $50,794 principal. The $19,047 excess of the $69,841 fair value of the 9,070,295 shares over the $50,794 liability reduction will be charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 10, 2022, the Company issued a noteholder 5,714,286 shares of common stock in satisfaction of $30,000 principal. The $15,143 excess of the $45,143 fair value of the 5,714,286 shares over the $30,000 liability reduction will be charged to loss on conversion of debt in the three months ended March 31, 2022.

On January 12, 2022, the Company issued a noteholder 5,714,286 shares of common stock in satisfaction of $30,000 principal. The $10,000 excess of the $40,000 fair value of the 5,714,286 shares over the $30,000 liability reduction will be charged to loss on conversion of debt in the three months ended March 31, 2022.

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Deep Green Waste & Recycling, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Deep Green Waste & Recycling, Inc. (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, stockholders’ (deficiency), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Deep Green Waste & Recycling, Inc. as of December 31, 2020 and 2019, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note K to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note K. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Loss on conversions of notes payable and accrued interest to common stock – Refer to Note H to the consolidated financial statements

Critical Audit Matter Description

The Company has had outstanding notes payable to lenders which are convertible into Company common stock at conversion prices which are based on the future trading price of the Company’s common stock. In 2020, the Company issued a total of 12,662,039 shares of its common stock pursuant to conversions of an aggregate of $107,000 in principal and $3,620 in accrued interest. The $138,009 excess of the $248,629 fair value of the 12,662,039 shares of common stock at the respective dates of issuance over the $110,620 liability reduction was charged to Loss on Conversions of Notes Payable.

How the Critical Audit Matter was Addressed in the Audit

Our principal audit procedures related to the Company’s loss on conversions of notes payable and accrued interest to common stock expense included:

(1)	We obtained Company prepared quarterly schedules of all conversions of notes payable and accrued interest to common stock in 2020.

(2)	For the fair value measurements, we agreed the prices used to independent third party sources of closing trading prices of GCAN common stock on the respective issuance dates. We then verified the calculation by multiplying the number of shares issued times the respective closing trading prices for each conversion.

(3)	For the liability reduction amounts, we agreed the principal and accrued interest amounts to Notices of Conversion for each conversion.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

April 15, 2021

We have served as the Company’s auditor since 2019.

F-25

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash	$757	$735
Accounts receivable, net of allowance for doubtful account of $545,420 at December 31, 2020 and $542,745 at December 31, 2019	-	2,675
Total current assets	757	3,410

Property and equipment, net	9,798	20,789
Other assets:
Deposits	5,000	5,000
Total other assets	5,000	5,000

Total assets	$15,555	$29,199

LIABILITIES

Current liabilities:

Current portion of debt	$896,584	$764,359
Convertible notes payable, net of debt discounts of $5,238 and $0 at December 31, 2020 and December 31, 2019, respectively	10,762	-
Accounts payable	2,948,964	2,919,628
Accrued expenses	156,051	78,272
Deferred compensation	86,307	105,325
Accrued interest	162,074	88,924
Customer deposits payable	68,851	68,851
Derivative liability	43,444	-
Total current liabilities	4,373,037	4,025,359

Long-term liabilities
Long-term portion of debt	-	123,750
Total long-term liabilities	-	123,750

Total liabilities	4,373,037	4,149,109

STOCKHOLDERS’ DEFICIT

Common stock, $.0001 par value; 250,000,000 shares authorized; 129,836,060 and 105,051,540 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	12,984	10,505
Preferred Stock, $.0001 par value, $1 per share stated value, 2,000,000 shares authorized; 31,000 and 0 shares of Series B Convertible Preferred Stock issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	31,000	-
Additional paid-in capital	3,374,888	2,913,369
Accumulated deficit	(7,776,354)	(7,043,784)

Total stockholders’ deficit	(4,357,482)	(4,119,910)

Total liabilities and stockholders’ deficit	$15,555	$29,199

The accompanying notes are an integral part of these consolidated financial statements.

F-26

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019

Revenues	$-	$-

Total revenues	-	-

Cost of revenues	-	-

Gross profit	-	-

Operating expenses:
Selling, general and administrative	34,924	20,390
Officer and director compensation (including stock-based compensation of $109,147 and $0, respectively)	149,619	-
Professional and consulting (including stock-based compensation of $163,000 and $0, respectively)	273,781	11,335
Provision for doubtful accounts	2,675	(12,665)
Depreciation and amortization of property and equipment	10,992	22,343
Total operating expenses	471,991	41,403

Operating (loss)	(471,991)	(41,403)

Other income/(expense):
Derivative liability income	76,556	-
Interest expense (including amortization of debt discounts of $116,643 and $0, respectively)	(199,126)	(95,309)
Gain on settlement of accounts payable	-	44,336
Loss on conversions of notes payable	(138,009)	-
Total other income (expense)	(260,579)	(50,973)

Net (loss)	$(732,570)	$(92,376)

Net loss per common share:
Basic and diluted net loss per common share	$(0.01)	$(0.00)
Basic and diluted weighted-average common shares outstanding	110,581,886	105,051,540

The accompanying notes are an integral part of these consolidated financial statements.

F-27

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIENCY)

For the years ended December 31, 2020 and 2019

	Series B				Additional
	Preferred stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at December 31, 2018	-	-	105,051,540	10,505	$2,913,369	(6,951,408)	(4,027,534)
Net loss for the year ended December 31, 2019	-	-	-	-	-	(92,376)	(92,376)
Balances at December 31, 2019			105,051,540	$10,505	$2,913,369	$(7,043,784)	$(4,119,910)
Issuance of Preferred B stock in satisfaction of deferred compensation	31,000	31,000	-	-	-	-	31,000
Issuance of common stock relating to Officer Employment Agreement	-	-	840,000	84	33,516	-	33,600
Convertible Note Conversions	-	-	12,662,039	1,266	247,364	-	248,630
Warrant Cashless Exercise	-	-	262,481	26	(26)	-	-
Issuance of Common Shares relating to Officer Employment Agreement	-	-	1,020,000	103	18,665	-	18,768
Issuance of common stock to a service provider in connection with Service Settlement Agreement dated November 27, 2020	-	-	10,000,000	1,000	162,000	-	163,000
Net loss for the year ended December 31, 2020	-	-	-	-	-	(732,570)	(732,570)
Balances at December 31, 2020	31,000	31,000	129,836,060	$12,984	$3,374,888	$(7,776,354)	$(4,357,482)

The accompanying notes are an integral part of these statements.

F-28

DEEP GREEN WASTE & RECYCLING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019

OPERATING ACTIVITIES:
Net income (loss) for the period	$(732,570)	$(92,376)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	10,992	22,343
Provision for doubtful accounts	2,675	(12,665)
Stock-based compensation	272,147	-
Derivative liability income	(76,556)	-
Amortization of debt discounts	116,643	-
Loss on conversions of notes payable	138,009	-
Gain on settlement of accounts payable	-	(44,336)
Changes in operating assets and liabilities:
Accounts receivable	-	12,665
Accounts payable	33,455	53,649
Accrued expenses	21,000	-
Deferred compensation	5,982	7,102
Accrued interest	76,770	52,659
Net cash used in operating activities	(131,453)	(959)

INVESTING ACTIVITIES:
Purchase of property and equipment	-	-
Net cash used in investing activities	-	-

FINANCING ACTIVITIES:
Proceeds from convertible notes payable	123,000	-
Loans from officers	8,475	-
Net cash provided by financing activities	131,475	-

NET INCREASE (DECREASE) IN CASH	22	(959)

CASH, BEGINNING OF PERIOD	735	1,694

CASH, END OF PERIOD	$757	$735

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$-	$42,650
Income taxes	$-	$-
Non-Cash investing and financing activities:
Initial derivative liability charged to debt discount	$120,000	$-
Issuance of 25,000 shares, Series B Convertible Preferred Stock in satisfaction of deferred compensation liability	$25,000	$-
Issuance of 6,000 shares, Series B Convertible Preferred Stock in satisfaction of loans payable to officer	$6,000	$-
Conversions of Convertible Notes Payable:
Principal	$107,000	$-
Accrued interest and charges	3,620	-
Total debt satisfied	110,620	-

Fair value of 14,662,039 shares issued to lenders	248,629	-
Loss on conversions of convertible notes payable	$138,009	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-29

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE A – ORGANIZATION

Deep Green Waste & Recycling, Inc. (f/k/a Critic Clothing, Inc.) (“Deep Green”, the “Company”, “we”, “us”, or “our”) was organized as a Nevada Corporation on August 24, 1995 under the name of Evader, Inc. On May 25, 2012, the Company filed its Foreign Profit Corporation Articles of Domestication to change the domicile of the Company from Nevada to Wyoming. On November 4, 2015, the Company filed an Amendment to its Articles of Incorporation to change the name of the Company to Critical Clothing, Inc. and on August 28, 2017 an Amendment was filed to change the Company name to Deep Green Waste & Recycling, Inc.

On August 24, 2017, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with St. James Capital Management, LLC. Under the terms of the Agreement, the Company transferred and assigned all of the assets of the Company related to its extreme sports apparel design and manufacturing business in exchange for the assumption of certain liabilities and cancellation of 3,000,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares) of common stock of the Company.

On August 24, 2017, the Company acquired all the membership units of Deep Green Waste and Recycling, LLC (“DGWR LLC”), a Georgia limited liability company engaged in the waste recycling business since 2011, in exchange for 85,000,000 shares (as adjusted for the September 27, 2017 reverse stock split of 1 share for 1000 shares) of the Company’s common stock. The transaction was accounted for as a “reverse merger” where DGWR LLC was considered the accounting acquiror and the Company was considered the accounting acquiree.

Effective October 1, 2017, Deep Green acquired Compaction and Recycling Equipment, Inc. (CARE), a Portland, Oregon based company that sells and services waste and recycling equipment. Deep Green purchased 100% of the common stock for $902,700. $586,890 was paid in cash at closing and a promissory note was executed in the amount of $315,810.

Effective October 1, 2017, Deep Green acquired Columbia Financial Services, Inc, (CFSI), a Portland, Oregon based company that finances the purchases of waste and recycling equipment. Deep Green purchased 100% of the common stock for $597,300. $418,110 was paid in cash at closing and a promissory note was executed in the amount of $179,190.

On August 7, 2018, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations (the “Agreement”) with Mirabile Corporate Holdings, Inc. Under the terms of the Agreement, the Company transferred all capital stock of its two wholly owned subsidiaries, Compaction and Recycling Equipment, Inc. and Columbia Financial Services, Inc., to Mirabile Corporate Holdings, Inc. in exchange for the assumption and cancellation of certain liabilities. Deep Green’s then Chief Executive Officer owned a 7.5% equity interest in Mirabile Corporate Holdings, Inc.

On August 7, 2018, the Company ceased its waste recycling business.

Going forward, the Company’s plan is to obtain additional funding and re-launch its waste and recycling services business. The Company plans to:

●	Provide sustainable waste management services that minimizes costs based on volume and content of waste streams, and methods of disposal, including landfills, transfer stations and recycling centers; and
●	Offer innovative recycling services that significantly reduce the disposal of plastics, electronic wastes, food wastes, and hazardous wastes; and
●	Establish partnerships with innovative universities and companies, and acquire profitable waste and recycling services companies, that can help the Company achieve these objectives; and
●	Attract investment funds who will actively work with the Company to achieve these goals and help the Company grow into a leading waste and recycling services supplier in North America.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of Deep Green Waste & Recycling, Inc. (“Deep Green”) and Deep Green’s wholly owned subsidiaries, DGWR, LLC and DG Research, Inc. All inter-company balances and transactions have been eliminated in consolidation.

F-30

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is not more likely than not that a deferred tax asset will be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2020, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for the derivative liability (see NOTE G), where Level 2 inputs were used, we had no financial assets or liabilities carried and measured at fair value on a recurring or nonrecurring basis during the periods presented.

For nonrecurring fair value measurements of issuances of common stock for services (see NOTE H), we used Level 2 inputs.

F-31

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date.

Impairment of Long-Lived Assets

The Company’s long-lived assets (consisting primarily of property and equipment) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Through December 31, 2020, the Company has not experienced impairment losses on its long-lived assets.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method of depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Software	2-3 Years
Office Equipment	3-7 Years
Furniture and Fixtures	8 Years
Waste and Recycling Equipment	5 Years
Leasehold Improvements	Varies by Lease

F-32

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of our common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete.

Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service may be fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist if the instruments are fully vested on the date of agreement, we determine such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to expense over the contract period. When it is appropriate for us to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Revenue Recognition

Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Advertising Costs

Advertising costs, which were not significant for the periods presented, are expensed as incurred.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation.

For the years ended December 31, 2020 and 2019, we have excluded the shares issuable from the convertible notes payable (see NOTE F) and from the warrants (see NOTE H) from our diluted net loss per share calculation as the effect of their inclusion would be anti-dilutive.

F-33

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Enacted Accounting Standards

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than was required under prior U.S. GAAP. We adopted ASU 2014-09 effective January 1, 2018. ASU 2014-09 has not had any significant effect on our Financial statements for the periods presented.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to provide guidance on recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements, specifically differentiating between different types of leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from all leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from previous GAAP. There continues to be a differentiation between finance leases and operating leases. However, the principal difference from previous guidance is that the lease assets and lease liabilities arising from operating leases should be recognized in the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. We adopted ASU 2016-02 effective January 1, 2019. ASU No. 2016-02 has not had any significant effect on our Financial statements for the periods presented.

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted.

The Company has early adopted ASU 2017-11. As a result, we have not recognized the fair value of the warrants containing down round features as liabilities. Please see NOTE H - CAPITAL STOCK for further information.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

F-34

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments included in the Company’s financial statements include cash, accounts payable and accrued expenses, accrued interest payable and debt. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments. The carrying value of debt approximates fair value as terms approximate those currently available for similar debt instruments.

NOTE C - PROPERTY AND EQUIPMENT

Property and Equipment consist of the following at:

	December 31, 2020	December 31, 2019
Software	99,025	99,025
Office equipment	60,974	60,974
Furniture and Fixtures	948	948
Waste and Recycling Equipment	18,800	18,800
Leasehold Improvements	-	2,100
Total	179,747	181,847

Accumulated depreciation and amortization	(169,949)	(161,058)

Net	$9,798	$20,789

F-35

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE D – ACCOUNTS PAYABLE

Accounts payable consist of the following at:

	December 31, 2020	December 31, 2019
August 1, 2018 Default Judgment payable to Ohio vendor	$32,832	$32,832
January 14, 2019 Default Judgment payable to Tennessee customer	423,152	423,152
January 24, 2019 Default judgment payable to Florida vendor	31,631	31,631
Other vendors of materials and services	2,241,043	2,211,707
Credit card obligations	220,306	220,306

Total	$2,948,964	$2,919,628

Most of the accounts payable relate to services performed by subcontractors prior to the cessation of our waste recycling business on August 7, 2018. In many cases, these subcontractors have subsequently reached agreements with our former customers to continue the provision of services to such customers.

NOTE E – DEBT

Debt consists of the following at:

	December 31, 2020	December 31, 2019
Note payable to Seller of CARE dated October 20, 2017, interest at 7% per annum, payable in 16 quarterly installments of principal and interest commencing on January 1, 2018 and ending October 1, 2021, in technical default (1)	$315,810	$315,810
Note payable to Seller of CFSI dated October 20, 2017, interest at 7% per annum, payable in 16 quarterly installments of principal and interest commencing on January 1, 2018 and ending October 1, 2021, in technical default (1)	179,190	179,190
Claimed amount due to Factor pursuant to Factor’s Notice of Default dated July 31, 2018	387,535	387,535
Short-term capital lease	5,574	5,574
Loans payable to officers, noninterest bearing, due on demand	8,475	-
Total	896,584	888,109
Current portion of debt	(896,584)	(764,359)
Long-term portion of debt	$-	$123,750

(1)	The Company disputes these liabilities based on Seller’s misrepresentations in connection with the sale of CARE and CFSI to Deep Green effective October 1, 2017. The Company has not made any of the payments required under these notes.

F-36

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE F – CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable consist of:

	December 31, 2020	December 31, 2019
Unsecured Convertible Promissory Note payable to Armada Investment Fund, LLC: Issue date March 12, 2020 – net of unamortized debt discount of $0 and $0 at December 31, 2020 and December 31, 2019, respectively (i)	$-	$-
Unsecured Convertible Promissory Note payable to GPL Ventures, LLC: Issue date June 23, 2020 – net of unamortized debt discount of $5,238 and $0 at December 31, 2020 and December 31, 2019, respectively (ii)	10,762	-

Total	$10,762	$-

(i)	On March 12, 2020, the Company issued to Armada Investment Fund, LLC (“ARMADA”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Three Thousand and NO/100 Dollars ($23,000). The note bore interest at 8% annually (default interest rate of 18%) and was due on January 13, 2021. The Note was convertible, in whole or in part, at any time and from time to time before maturity (January 13, 2021) at the option of the holder at the Variable Conversion Price, which is equal to the lesser of (i) 60% multiplied by the lowest Trading Price during the previous twenty (20) Trading Days before the Issue Date of this Note (representing a discount rate of 40%) or (ii) 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Among other things, the Registration Rights Agreement (“RRA”) provided for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement (which occurred on July 13, 2020). In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay ARMADA certain payments for such failures. As of December 31, 2020, there was no remaining principal or interest due on the Note.

(ii)	On June 23, 2020, the Company issued GPL Ventures LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of One Hundred Thousand and NO/100 Dollars ($100,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (June 23, 2021) at the option of the holder at the Conversion Price that shall equal the lesser of a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement (which occurred on July 13, 2020). In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. As of December 31, 2020, $16,000 principal plus $2,169 interest were due on the Note.

NOTE G - DERIVATIVE LIABILITY

The derivative liability at December 31, 2020 and December 31, 2019 consisted of:

	December 31, 2020	December 31, 2019
Convertible Promissory Note payable to GPL Ventures, LLC. Please see NOTE F – CONVERTIBLE NOTES PAYABLE for further information.	$43,444	$-

Total	$43,444	$-

The above Convertible Promissory Note (the “Notes”) contains a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Note is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion feature as a derivative liability at the issuance date of the Note and charged the applicable amount to debt discount and the remainder to other expense. The increase (decrease) in the fair value of the derivative liability from the issuance date of the Note to the measurement date is charged (credited) to other expense (income).

The fair value of the derivative liability was measured at the respective issuance date and at December 31, 2020 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Note at December 31, 2020 were (1) stock price of $0.0329 per share, (2) conversion price of $0.00906 per share, (3) term of 174 days, (4) expected volatility of 143% and (5) risk free interest rate of 0.09%.

NOTE H - CAPITAL STOCK

Preferred Stock

On July 18, 2010, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Convertible Preferred Stock” (hereinafter “Series A”) with a stated par value of $0.0001 per share. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A shall be as hereinafter described. The holders of Series A, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series A shares are outstanding. The holders of Series A shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series A shall be entitled to one thousand (1,000) votes per one share of Series A held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series A Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the rate of 1000 shares of common stock for each share of Series A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, after setting apart or paying in full the preferential amounts due the Holders of senior capital stock, if any, the Holders of Series A and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $0.125 per share.

On June 26, 2017, the Company entered into a conversion agreement with Saint James Capital Management LLC and agreed to convert 2,000,000 shares of the Company’s Series A Preferred Stock held by Saint James into a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share and a term of three years. On August 23, 2017, the Company’s Board of Directors approved a reduction of the warrant exercise price from $0.30 to $0.20 per share.

At December 31, 2020 and December 31, 2019, there are 0 and 0 shares of Series A issued and outstanding, respectively.

On January 22, 2020, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Convertible Preferred Stock” (hereinafter “Series B”) with a par value of $0.0001 per share and authorization of 100,000 shares. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B shall be as hereinafter described.

The holders of the Series B, shall not be entitled to receive dividends, nor shall dividends be paid on common stock or any other Series of Preferred Stock while Series B shares are outstanding. The holders of Series B shall be entitled to vote on all matters submitted to a vote of the Shareholders of the Company. The holders of the Series B shall be entitled to twenty thousand (20,000) votes per one share of Series B held. Upon the availability of a sufficient number of authorized but unissued and unreserved shares of common stock, the holders of any Series B Preferred Stock shall be entitled to convert such shares in to fully paid and non-assessable shares of common stock at the following conversion feature: the Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than Par Value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. Any conversion shall be for a minimum Stated Value of $500.00 of Series B shares.

If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

On January 22, 2020, the Company issued 25,000 shares of Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

At December 31, 2020 and December 31, 2019, there are 31,000 and 0 Series B shares issued and outstanding, respectively.

F-37

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE H - CAPITAL STOCK (continued)

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. A vote by the holders of a majority of the Company’s outstanding voting shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

F-38

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE H - CAPITAL STOCK (continued)

Common Stock Issuances

For the fiscal years ended December 31, 2020 and 2019, the Company issued and/or sold the following securities:

2020

On January 24, 2020, the Company issued Lloyd Spencer 840,000 shares of its common stock with an estimated fair value of $33,600 as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

On July 27, 2020, the Company issued a noteholder 2,000,000 shares of common stock in satisfaction of $20,000 principal. The $52,800 excess of the $72,800 fair value of the 2,000,000 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 6, 2020, the Company issued a noteholder 892,592 shares of common stock in satisfaction of $7,000 principal, $726 interest and $1,200 in fees. The $17,852 excess of the $26,778 fair value of the 892,592 shares over the $8,926 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 17, 2020, the Company issued a noteholder 4,000,000 shares of common stock in satisfaction of $40,000 principal. The $20,000 excess of the $60,000 fair value of the 4,000,000 shares over the $40,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 18, 2020, the Company issued a noteholder 262,481 shares of common stock as a partial cashless exercise of a warrant.

On September 9, 2020, the Company issued Lloyd Spencer 1,020,000 shares of its common stock with an estimated fair value of $18,768 as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

On September 23, 2020, the Company issued a noteholder 4,000,000 shares of common stock in satisfaction of $24,000 principal. The $24,000 excess of the $48,000 fair value of the 4,000,000 shares over the $24,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On December 29, 2020, the Company issued a noteholder 1,769,447 shares of common stock in satisfaction of $16,000 principal, $494 interest and $1,200 in fees. The $23,357 excess of the $41,051 fair value of the 1,769,447 shares over the $17,694 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On December 30, 2020, the Company issued May Davis Partners Acquisition Company, LLC 10,000,000 shares of its common stock as per the terms of the Services Settlement Agreement entered into between the Company and MD Global Partners, LLC dated November 27, 2020. The $163,000 fair value of the 10,000,000 shares at November 27, 2020 was charged to professional and consulting fees in the year ended December 31, 2020.

2019

None

The number of common shares authorized with a par value of $0.0001 per share at December 31, 2020 and 2019 is 250,000,000 and 250,000,000, respectively. At December 31, 2020 and 2019, there are 129,836,060 and 105,051,540 shares of common stock issued and outstanding, respectively.

F-39

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE H - CAPITAL STOCK (continued)

Warrants and options

A summary of warrants and options activity follows:

	Shares Equivalent
	Options	Warrants	Total
Balance, December 31, 2018 and 2019	-	6,290,431	6,290,431
Warrants (exercisable at $0.04 per share) issued to an investor in connection with the sale of a $23,000 Convertible Promissory Note on March 12, 2020 (i)	-	262,500	262,500
Warrants expired on June 20, 2020		(5,000,000)	(5,000,000)
Cashless exercise of warrants on August 19, 2020	-	(262,500)	(262,500)
Warrants expired in October 2020	-	(700,000)	(700,000)
Warrants expired in November 2020	-	(510,431)	(510,431)
Balance, December 31, 2020	-	80,000	80,000

(i)	On March 12, 2020, the Company issued to Armada Investment Fund, LLC (“ARMADA”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Three Thousand and NO/100 Dollars ($23,000). On March 6, 2020, ARMADA entered into an Assignment Agreement (the “Agreement”) with Sylios Corp (“Assignor”). Under the terms of the Agreement, the Assignor sold, assigned, conveyed and transferred its interest in the Securities Purchase Agreement, the Convertible Promissory Note (principal amount of $23,000), the Stock Purchase Warrant Agreement (262,500 shares of common stock) and the Registration Rights Agreement entered into by the Assignor and Company, all dated January 13, 2020.

As of December 31, 2020, the Company had 3 warrants issued and outstanding granting the holders the right to purchase up to a total of 80,000 shares of its common stock.

The following table summarizes information about warrants outstanding as of December 31, 2020:

Number Outstanding
At December 31, 2020	Exercise Price	Expiration Date

30,000	$0.175	February 19, 2021
50,000	$0.175	March 16, 2021
80,000

F-40

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE I - INCOME TAXES

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate for the periods presented to income (loss) before income taxes. The income tax rate was 21% for the years ended December 31, 2020 and 2019. The sources of the difference are as follows:

	Year Ended
	December 31, 2020	December 31, 2019
Expected tax at 21%	$(153,840)	$(19,399)
Non-deductible stock-based compensation	57,151	-
Non-taxable derivative liability income	(16,077)	-
Non-deductible loss on conversions of convertible notes payable	28,982	-
Non-deductible amortization of debt discounts	24,495	-
Increase (decrease) in Valuation allowance	59,289	19,399
Provision for (benefit from) income taxes	$-	$-

All tax years remain subject to examination by the Internal Revenue Service.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of December 31, 2020 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at December 31, 2020. The Company will continue to review this valuation allowance and make adjustments as appropriate.

The net operating loss carryforward at December 31, 2020 for the years 2001 to 2017 expires in varying amounts from year 2021 to year 2037.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

F-41

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE J - COMMITMENTS AND CONTINGENCIES

Occupancy

Corporate office

On December 6, 2019, the Company entered into a rental agreement for a facility located at 13110 NE 177th Place, #293, Woodinville, WA  98072.  The rental was for a term of one quarter with a quarterly rental rate of $70 and continues on a month-to-month basis. The Company anticipates that it will need to lease additional space upon the completion of an acquisition and as its business plan develops.

Employment and Director Agreements

On January 1, 2016, Deep Green Waste & Recycling, LLC (the “LLC”) entered into an Employment Agreement (the “Agreement”) with David A. Bradford as Chief Operating Officer. In connection with his appointment, the LLC and Mr. Bradford entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Bradford. Pursuant to the Agreement, Mr. Bradford will receive a base salary of $108,000 per year, subject to increase of not less than 10% per year. The LLC (i) shall remit payment of Eighty-Four Thousand Dollars ($84,000) of the Base Salary; and (ii) shall defer payment of Twenty-Four Thousand Dollars ($24,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how the Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the Company; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Bradford is eligible for a cash bonus equal to 1.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. As an inducement to the Executive to enter into this Agreement, the LLC hereby granted the Executive an initial three and one-half percent (3.5%) ownership interest in the LLC. In addition, the executive has the right to purchase equity at the most recently traded rate. In 2016, the executive converted $19,947 of deferred compensation to 4.76% members’ equity. On July 17, 2017, Mr. Bradford and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional one and one half percent (1.5%) ownership interest in the LLC, with 0.375% granted upon the date of initiation and 0.375% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the Company’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than one and one-half percent (1.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Bradford’s Agreement. Effective May 1, 2018, Mr. Bradford agreed to forgo payment of his salary until circumstances allow a resumption. On December 3, 2019, Mr. Bradford submitted his resignation as President, Chief Executive Officer, Secretary and as a member of the Board of Directors of the Company, effectively immediately. Mr. Bradford retained his role as Chief Operating Officer of the Company. Commencing in July of 2020, the Company and Mr. Bradford agreed that the Company will pay Mr. Bradford $3,500 per month until such time as Company finances improve. On December 31, 2020, the Company extended Mr. Bradford’s employment agreement for an additional two-year period. For the year ended December 31, 2020, a total of $19,250 compensation was paid and accrued to Mr. Bradford and expensed under the above employment agreement. As of December 31, 2020, accrued compensation due Mr. Bradford was $10,500. As of December 31, 2020, the deferred compensation balance due Mr. Bradford is $0.

F-42

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE J - COMMITMENTS AND CONTINGENCIES (continued)

On January 1, 2016, Deep Green Waste & Recycling, LLC (the ‘LLC”) entered into an Employment Agreement (the “Agreement”) with Bill Edmonds as Managing Member, President and Chief Financial Officer. Mr. Edmonds became Chief Executive Officer of the Company in 2011. In connection with his appointment, the LLC and Mr. Edmonds entered into a written Agreement for an initial five-year term, which provides for the following compensation terms for Mr. Edmonds. Pursuant to the Agreement, Mr. Edmonds will receive a base salary of $200,000 per year, subject to increase of not less than 10% per year. The Company (i) shall remit payment of One Hundred Sixty Thousand Dollars ($160,000) of the Base Salary; and (ii) shall defer payment of Forty Thousand Dollars ($40,000) of the Base Salary, in a proportionate basis and allocated over each payment of the Base Salary so remitted (the “Deferred Base Salary”). The Deferred Base Salary shall earn seven percent (7%) simple interest per annum until paid in full. The Executive, in his sole and absolute discretion, shall determine when and how Deferred Base Salary shall be paid, without limitation; and may also elect to acquire additional ownership interest in the LLC in exchange for all or any portion of the Deferred Base Salary then outstanding, at the lesser of (i) the then-current value of the ownership interest in the LLC; or (ii) the price at which ownership interest in the LLC was most recently purchased by any party, including the LLC. Mr. Edmonds is eligible for a cash bonus equal to 2.5% of Adjusted EBITDA over $2,000,000 at the end of each respective annual period. On July 17, 2017, Mr. Edmonds and the LLC agreed to amend the terms of the Agreement, as follows: (i) upon initiation of its Incentive Stock Plan, the LLC hereby grants the Executive an additional two and one-fourth percent (2.25%) ownership interest in the LLC, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years, and (ii) for each year of the Agreement in which the LLC’s after-tax profits exceed $2,000,000, the LLC will pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the LLC’s after-tax profits, as determined by the LLC’s independent certified public accountant(s) in accordance with generally accepted accounting principles. On August 24, 2017, simultaneous with the entry into the Merger Agreement between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017, Deep Green Waste & Recycling, Inc. (the “Company”)(f/k/a Critic Clothing, Inc.) entered into an Assignment and Assumption Agreement of Mr. Edmond’s Agreement. Effective May 1, 2018, Mr. Edmonds agreed to forgo payment of his salary until circumstances allow a resumption. On December 31, 2020, the Company extended Mr. Edmond’s employment agreement for an additional two-year period. As of December 31, 2020, the deferred compensation balance due Mr. Edmonds is $86,307.

On December 4, 2019, the Company entered into an agreement with Lloyd Spencer as President and Chief Executive Officer. In connection with his appointment, the Company and Mr. Spencer entered into a written employment agreement (the “Employment Agreement”) for an initial three-year term, which provides for the following compensation terms for Mr. Spencer. Pursuant to the Employment Agreement, Mr. Spencer will receive a base salary of $10,000 per month starting when the corporation receives its first round of equity or debt financing. Mr. Spencer shall receive 500,000 restricted shares of the Company’s common stock on or before January 31, 2020 as a sign-on bonus. In addition, the Company shall issue to Mr. Spencer restricted shares in the form of stock grants equivalent to 6,120,000 shares of the Corporation’s Common Stock over a 3-year period. Stock Grant shares shall vest 170,000 shares each month after the Stock Grant date, December 4, 2019, over a three-year period, except that all unvested Stock Grant shares shall vest immediately if the Corporation terminates Executive’s employment without Just Cause, or Executive resigns for Good Reason. The number of shares vested shall be adjusted in the event of subsequent stock splits. On January 24, 2020 and September 9, 2020, 840,000 and 1,020,000 shares, respectively, were issued to Mr. Spencer pursuant to the Employment Agreement and expensed in the amounts of $33,600 and $18,768, respectively. As of December 31, 2020, the number of shares vested and due Mr. Spencer was 850,000 shares and has been expensed in the amount of $16,779. For the year ended December 31, 2020, a total of $69,147 stock compensation was expensed under the above employment agreement. Commencing in July of 2020, the Company and Mr. Spencer agreed that the Company will pay Mr. Spencer $3,500 per month until such time as Company finances improve. For the year ended December 31, 2020, a total of $19,250 cash compensation was paid and accrued to Mr. Spencer and expensed under the above employment agreement. As of December 31, 2020, the accrued cash compensation due to Mr. Spencer was $10,500.

Director Agreements

On January 9, 2020, the Company and Lloyd Spencer (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At December 31, 2020, the accrued compensation due Mr. Spencer under this agreement was $20,000.

On January 9, 2020, the Company and Bill Edmonds (the “Director”) entered into a Board of Directors Services Agreement whereby the Director shall receive compensation for serving on the Company’s Board of Directors equivalent to Five Thousand and no/100 dollars ($5,000.00) of the Company’s common stock, paid to the Director on the last calendar day of each fiscal quarter as long as Director continues to fulfill his duties and provide the services set forth above. The pricing of the stock to be delivered shall be calculated as: $5,000/(Closing stock price on the last calendar day of the fiscal quarter x 0.8). The Director shall begin receiving compensation for services rendered under this Agreement beginning during the first calendar quarter of 2020. At December 31, 2020, the accrued compensation due Mr. Edmonds under this agreement was $20,000.

Corporate Finance Engagement

On September 24, 2020, the Company executed a letter agreement with Xnergy Financial LLC (“XFLLC”). The letter agreement provides for XFLLC to be the Company’s exclusive investment bank in connection with the Company’s corporate finance needs. The initial term of the agreement was 90 days and continues for successive 30-day periods unless cancelled by either party by written notice to the other party. The agreement provides for the Company to pay XFLLC success fees equal to 6% of the Transaction Value (as defined) from proceeds of financing. The agreement also provides for the Company to pay XFLLC a compliance fee of $25,000 in three monthly installments of $8,333 commencing September 2020. As of December 31, 2020, accrued compliance fees due XFLLC were $16,667.

Legal

As indicated in NOTE D – ACCOUNTS PAYABLE, one customer and two vendors have received Default Judgments against Deep Green aggregating $487,615 that remain unpaid by Deep Green. Also, Deep Green has accounts payable to other vendors of materials and services and credit card companies aggregating $2,461,349, which are past due and remain unpaid by Deep Green. Also, Deep Green has not paid any of the required installments due under the two notes payable aggregating $495,000 due the Seller of CARE and CFSI and has not paid any amounts to satisfy the $387,535 claimed by the factor pursuant to the Factor’s Notice of Default dated July 31, 2018 (Please see NOTE E – DEBT for further information).

F-43

DEEP GREEN WASTE & RECYCLING, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

NOTE K - GOING CONCERN UNCERTAINITY

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: As of December 31, 2020, we had cash of $757, current assets of $757, current liabilities of $4,373,037 and an accumulated deficit of $7,776,354. For the years ended December 31, 2020 and 2019, we used cash from operating activities of $131,453 and $959, respectively. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern through April 2022.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE L – RELATED PARTY TRANSACTIONS

During the period January 1, 2018 to August 7, 2018 (the date of Deep Green’s cessation of its waste recycling business), Deep Green used an entity controlled by Deep Green’s then Chief Executive Officer as a subcontractor to service certain customers of Deep Green. Charges to cost of revenues from this related party totaled $29,190 for the year ended December 31, 2018. At December 31, 2020 and 2019, Deep Green had an account payable to this entity of $57,600.

NOTE M - SUBSEQUENT EVENTS

Asset Purchase Agreement

On February 8, 2021, the Company, through its wholly owned subsidiary DG Research, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with Amwaste, Inc. (the “Seller”). Under the terms of the Agreement, the Buyer has agreed to purchase from the Seller certain assets (the “Assets”) utilized in the Seller’s waste management business located in Glynn County, Georgia. In consideration for the purchase of the Assets, the Buyer shall pay the seller $150,000 and issue the Seller 2,000,000 shares of the Company’s restricted common stock. The Buyer shall remit $50,000 at Closing and shall issue the Seller a Promissory Note (the “Note”) in the amount of $110,000. The Note principal shall be reduced by $10,000 if the Note is paid in full on or before March 8, 2021. The Note is secured by the Assets purchased through the Agreement. The transaction closed on February 11, 2021. At Closing, the Buyer remitted the $50,000 payment. On February 16, 2021, the Company issued the Seller the 2,000,000 shares of restricted common stock.

Issuance of Convertible Notes

On February 5, 2021, the Company issued GPL Ventures, LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of Seventy-Five Thousand and NO/100 Dollars ($75,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (February 5, 2022) at the option of the holder at the Conversion Price that shall equal the lesser of: a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of up to 10,000,000 shares underlying the Note and to have filed such Registration Statement within 30 days of the RRA. In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. The transaction closed on February 10, 2021.

On February 5, 2021, the Company issued Quick Capital, LLC (“Quick”) a Convertible Promissory Note (the “Note”) in the amount of Twenty-Five Thousand and NO/100 Dollars ($25,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (February 5, 2022) at the option of the holder at the Conversion Price that shall equal the lesser of a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and Quick also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of up to 10,000,000 shares underlying the Note and to have filed such Registration Statement within 30 days of the RRA. In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay Quick certain payments for such failures. The transaction closed on February 12, 2021.

On March 2, 2021, the Company issued GPL Ventures, LLC (“GPL”) a Convertible Promissory Note (the “Note”) in the amount of Fifty Thousand and NO/100 Dollars ($50,000). The Note is convertible, in whole or in part, at any time and from time to time before maturity (March 2, 2022) at the option of the holder at the Conversion Price that shall equal the lesser of: a) $0.01 or b) Sixty Percent (60%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. “Trading Price” means, for any security as of any date, any trading price on the OTC Markets, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). The Note has a term of one (1) year and bears interest at 10% annually. The Company and GPL also entered into a Registration Rights Agreement (“RRA”) that provided for the Company to file a Registration Statement with the SEC covering the resale of up to 10,000,000 shares underlying the Note and to have filed such Registration Statement within 30 days of the RRA. In the event that the Company doesn’t maintain the registration requirements provided for in the RRA, the Company is obligated to pay GPL certain payments for such failures. The transaction closed on March 9, 2021.

Issuance of Common Stock

On February 17, 2021, the Company issued Lloyd Spencer (Company CEO) 1,616,379 restricted shares of its common stock (850,000 shares vested from August 2020 to December 2020 pursuant to the Employment Agreement dated December 4, 2019 and 766,379 shares vested in 2020 pursuant to the Board of Directors Services Agreement dated January 9, 2020). Please see NOTE J - COMMITMENTS AND CONTINGENCIES for further information.

On February 17, 2021, the Company issued Bill Edmonds (Company CFO) 766,379 restricted shares of its common stock which vested in 2020 pursuant to the Board of Directors Services Agreement dated January 9, 2020. Please see NOTE J - COMMITMENTS AND CONTINGENCIES for further information.

Consulting Agreement

On February 12, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”) for preparation of the Company’s financial reports. Under the terms of the Agreement, the Consultant is to assist the Company in the preparation of its Annual Report on Form 10-K and its Registration Statement on Form S-1. The Agreement shall have a term of three (3) months or until the Company’s Registration Statement on Form S-1 is filed with the Securities and Exchange Commission. As compensation, the Consultant, or its designee, shall receive 750,000 shares of common stock.

On March 19, 2021, the Company issued 750,000 restricted shares of its common stock to a consultant for services rendered.

F-44

204,597,714 Shares

PROSPECTUS

         , 2021

Through and including                            , 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth expenses (estimated except for the NASDAQ Listing Fee, SEC registration fees and FINRA notice fee) in connection with the offering described in the Registration Statement:

SEC registration fees	$332.36
Legal fees and expenses	$1,500
Accountants’ fees and expenses	$1,500
Misc..	$15,000
TOTAL	$18,332.36

Item 14. Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that:

●	The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or office was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation’s request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to “director”, “officer”, “employee”, and “agent” shall include the heirs, estates, executors, administrators and personal representatives of such persons.

Any indemnification as outlined above is not exclusive of any other rights to indemnification afforded by Wyoming law.

Item 15. Recent Sales of Unregistered Securities.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Common Stock

For the nine months ended September 30, 2021 and fiscal year ended December 31, 2020, the Company issued and/or sold the following unregistered securities:

For the nine months ended September 30, 2021

On September 21, 2021, the Company issued a warrant holder 4,512,497 shares of common stock as a cashless exercise of a warrant.

On July 9, 2021, the Company issued 7,823,177 shares of common stock in satisfaction of $65,000 principal and $3,062 interest. However, the remaining principal of the notes payable to GPL Ventures, LLC totaled only $41,000 at July 9, 2021. The parties expect to resolve this over issuance of 2,758,620 shares resulting from this over conversion of $24,000 principal of notes payable in the near future.

On July 8, 2021, the Company issued 1,000,000 shares of common stock in satisfaction of the Commitment Shares due the Labrys Fund, LP as per the terms of the SPA.

On July 2, 2021, the Company issued 4,629,964 shares of common stock in satisfaction of $35,340 principal and $774 interest. The $72,690 excess of the $108,804 fair value of the 4,629,964 shares over the $36,114 liability reduction will be charged to loss on conversion of debt in the three months ended September 30, 2021.

On July 2, 2021, the Company issued 4,344,595 shares of common stock in satisfaction of $33,888 principal. The $68,210 excess of the $102,098 fair value of the 4,344,595 shares over the $33,888 liability reduction will be charged to loss on conversion of debt in the three months ended September 30, 2021.

On July 1, 2021, the Company issued 8,300,345 shares of common stock in satisfaction of $64,554 principal and $189 interest. The $98,774 excess of the $163,517 fair value of the 8,300,345 shares over the $64,743 liability reduction will be charged to loss on conversion of debt in the three months ended September 30, 2021.

On June 24, 2021, the Company issued 14,700,000 shares of common stock in satisfaction of $114,660 principal. The $120,540 excess of the $235,200 fair value of the 14,700,000 shares over the $114,660 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On June 24, 2021, the Company issued 7,225,972 shares of common stock in satisfaction of $51,369 principal and $658 interest. The $63,589 excess of the $115,616 fair value of the 7,225,972 shares over the $52,027 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 6,000,000 shares of common stock in satisfaction of $60,000 principal. The $123,600 excess of the $183,600 fair value of the 6,000,000 shares over the $60,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 4,000,000 shares of common stock in satisfaction of $40,000 principal. The $83,600 excess of the $123,600 fair value of the 4,000,000 shares over the $40,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On May 12, 2021, the Company issued 2,500,000 shares of common stock in satisfaction of $25,000 principal. The $51,500 excess of the $76,500 fair value of the 2,500,000 shares over the $25,000 liability reduction was charged to loss on conversion of debt in the three months ended June 30, 2021.

On March 19, 2021, the Company issued 750,000 restricted shares of its common stock to a consultant for services rendered.

On February 17, 2021, the Company issued Lloyd Spencer (Company CEO) 1,616,379 restricted shares of its common stock (850,000 shares vested from August 2020 to December 2020 pursuant to the Employment Agreement dated December 4, 2019 and 766,379 shares vested in 2020 pursuant to the Board of Directors Services Agreement dated January 9, 2020).

On February 17, 2021, the Company issued Bill Edmonds (Company CFO) 766,379 restricted shares of its common stock which vested in 2020 pursuant to the Board of Directors Services Agreement dated January 9, 2020.

On February 16, 2021, the Company issued 2,000,000 shares of its common stock to the Seller of the AmWaste assets as per the terms of the Asset Purchase Agreement.

Year ended December 31, 2020

On January 24, 2020, the Company issued Lloyd Spencer 840,000 shares of its common stock with an estimated fair value of $33,600 as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

On July 27, 2020, the Company issued a noteholder 2,000,000 shares of common stock in satisfaction of $20,000 principal. The $52,800 excess of the $72,800 fair value of the 2,000,000 shares over the $20,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 6, 2020, the Company issued a noteholder 892,592 shares of common stock in satisfaction of $7,000 principal, $726 interest and $1,200 in fees. The $17,852 excess of the $26,778 fair value of the 892,592 shares over the $8,926 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 17, 2020, the Company issued a noteholder 4,000,000 shares of common stock in satisfaction of $40,000 principal. The $20,000 excess of the $60,000 fair value of the 4,000,000 shares over the $40,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On August 18, 2020, the Company issued a noteholder 262,481 shares of common stock as a partial cashless exercise of a warrant.

On September 9, 2020, the Company issued Lloyd Spencer 1,020,000 shares of its common stock with an estimated fair value of $18,768 as per the terms of the Employment Agreement entered into between the Company and Mr. Spencer dated December 4, 2019.

On September 23, 2020, the Company issued a noteholder 4,000,000 shares of common stock in satisfaction of $24,000 principal. The $24,000 excess of the $48,000 fair value of the 4,000,000 shares over the $24,000 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On December 29, 2020, the Company issued a noteholder 1,769,447 shares of common stock in satisfaction of $16,000 principal, $494 interest and $1,200 in fees. The $23,357 excess of the $41,051 fair value of the 1,769,447 shares over the $17,694 liability reduction was charged to loss on conversion of debt in the year ended December 31, 2020.

On December 30, 2020, the Company issued May Davis Partners Acquisition Company, LLC 10,000,000 shares of its common stock as per the terms of the Services Settlement Agreement entered into between the Company and MD Global Partners, LLC dated November 27, 2020. The $163,000 fair value of the 10,000,000 shares at November 27, 2020 was charged to professional and consulting fees in the year ended December 31, 2020.

Year ended December 31, 2019

None.

52

The number of common shares authorized with a par value of $0.0001 per share at September 30, 2021 and December 31, 2020 is 500,000,000 and 250,000,000, respectively. At September 30, 2021 and December 31, 2020, there are 200,005,368 and 129,836,060 shares of common stock issued and outstanding, respectively.

Preferred Stock

Nine months ended September 30, 2021

None

Year ended December 31, 2020

On January 22, 2020, the Company issued 25,000 shares of Series B Preferred Stock to Bill Edmonds in satisfaction of $25,000 of the Company’s deferred compensation liability to Mr. Edmonds.

On June 3, 2020, the Company issued 6,000 shares of its Series B Convertible Preferred Stock to Bill Edmonds in satisfaction of $6,000 loans payable to Mr. Edmonds.

Year ended December 31, 2019

None

The number of preferred shares authorized with a par value of $0.0001 per share at September 30, 2021 and December 31, 2020 is 5,000,000 and 2,000,000, respectively. At September 30, 2021 and December 31, 2020, there are 31,000 and 31,000 shares of preferred stock issued and outstanding, respectively.

Except as noted, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information. Furthermore, the Registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

53

Item 16. Exhibits and Financial Statement Schedules.

Exhibits required by Item 601 of Regulation S-K

The following exhibits are filed with this registration statement:

No.	Description
2.1	Merger Agreement by and between Deep Green Waste & Recycling, LLC, Critic Clothing, Inc. and Deep Green Acquisition, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.2	Articles of Merger of Deep Green Acquisition, LLC and Deep Green Waste & Recycling, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.3	Share Purchase Agreement between Gordon Boorse and Deep Green Waste & Recycling, LLC dated June 2017 (Compaction and Recycling Equipment, Inc.) (previously filed with Form S-1 on March 18, 2020)
2.4	Share Purchase Agreement between Gordon Boorse and Deep Green Waste & Recycling, LLC dated June 2017 (Columbia Financial services, Inc.) (previously filed with Form S-1 on March 18, 2020)
2.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with St. James Capital Management, LLC dated August 24, 2017 (previously filed with Form S-1 on March 18, 2020)
2.6	Agreement of Conveyance, Transfer and Assignment of Subsidiaries and Assumption of Obligations with Mirabile Corporate Holdings, Inc. dated August 7, 2018 (previously filed with Form S-1 on March 18, 2020)
3.1	Articles of Incorporation Evader, Inc. dated August 24, 1995 (previously filed with Form S-1 on March 18, 2020)
3.2	Certificate of Correction for Evader, Inc. dated December 28, 2005 (previously filed with Form S-1 on March 18, 2020)
3.3	Certificate of Designation of Series A Preferred Stock dated July 18, 2010 (previously filed with Form S-1 on March 18, 2020)
3.4	Articles of Conversion of Evader, Inc., Inc. dated April 25, 2012 effective May 25, 2012 (previously filed with Form S-1 on March 18, 2020)
3.5	Restated Certificate of Incorporation of Evader, Inc., Inc. (previously filed with Form 1-A on May 17, 2018) (previously filed with Form S-1 on March 18, 2020)
3.6	Bylaws of Evader, Inc. (previously filed with Form 1-A on May 17, 2018) (previously filed with Form S-1 on March 18, 2020)
3.7	Amendment to Articles of Incorporation of Evader, Inc. dated July 24, 2014 (previously filed with Form S-1 on March 18, 2020)
3.8	Amendment to Articles of Incorporation of Evader, Inc. dated August 14, 2014 (previously filed with Form S-1 on March 18, 2020)
3.9	Amendment to Articles of Incorporation of Evader, Inc. dated December 8, 2014 (previously filed with Form S-1 on March 18, 2020)
3.10	Amendment to Articles of Incorporation of Evader, Inc. dated August 13, 2015 (previously filed with Form S-1 on March 18, 2020)
3.11	Amendment to Articles of Incorporation of Evader, Inc. dated July 20, 2017 (name change to Critical Clothing, Inc.) (previously filed with Form S-1 on March 18, 2020)
3.12	Amendment to Articles of Incorporation of Critical Clothing, Inc. dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
3.13	Amendment to Articles of Incorporation of Critical Clothing, Inc. dated November 6, 2017 (name change to Deep Green Waste & Recycling, Inc.) (previously filed with Form S-1 on March 18, 2020)
3.14	Certificate of Designation Series B Convertible Preferred Stock dated January 22, 2020 (previously filed with Form S-1 on March 18, 2020)
4.1	Specimen certificate of common stock (previously filed with Form S-1 on March 18, 2020)
5.1+	Legal Opinion of Law Offices of Gary L. Blum
10.1	Board of Directors Services Agreement with Bill Edmonds dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.2	Board of Directors Services Agreement with Lloyd Spencer dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.3	Indemnification Agreement between Green Deep Waste & Recycling, Inc. and Bill Edmonds dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.4	Indemnification Agreement between Green Deep Waste & Recycling, Inc. and Lloyd Spencer dated January 9, 2020 (previously filed with Form S-1 on March 18, 2020)
10.5	Employment Agreement between Deep Green Waste & Recycling, Inc. and Lloyd Spencer dated December 4, 2019 (previously filed with Form S-1 on March 18, 2020)
10.6	Employment Agreement between Deep Green Waste & Recycling, LLC and David Bradford dated January 1, 2016 (previously filed with Form S-1 on March 18, 2020)
10.7	Employment Agreement between Deep Green Waste & Recycling, LLC and Bill Edmonds dated December 4, 2019 (previously filed with Form S-1 on March 18, 2020)
10.8	Employment Agreement between Deep Green Waste & Recycling, Inc. and Josh Beckham dated February 5, 2018 (previously filed with Form S-1 on March 18, 2020)
10.9	Amendment to Deep Green Waste & Recycling, LLC Employment Agreement with David Bradford dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
10.10	Amendment to Deep Green Waste & Recycling, LLC Employment Agreement with Bill Edmonds dated July 20, 2017 (previously filed with Form S-1 on March 18, 2020)
10.11	Consulting Agreement between Deep Green Waste & Recycling, Inc. and Sylios Corp dated December 16, 2019 (previously filed with Form S-1 on March 18, 2020)
10.12	Securities Purchase Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.13	Convertible Promissory Note between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.14	Common Stock Purchase Warrant Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)

54

10.15	Registration Rights Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020 (previously filed with Form S-1 on March 18, 2020)
10.16	Acknowledgement of Assignment Agreement between Sylios Corp and Armada Capital Partners, LLC dated March 6, 2020 (previously filed with Form S-1 on March 18, 2020)
10.17	Assignment Agreement between Sylios Corp and Armada Capital Partners, LLC dated March 6, 2020 (previously filed with Form S-1 on March 18, 2020)
10.18	Convertible Promissory Note between Armada Investment Fund, LLC and Deep Green Waste & Recycling, Inc. dated as of March 12, 2020 (previously filed with Form S-1 on March 18, 2020)
10.19	Common Stock Purchase Warrant Agreement between Armada Investment Fund, LLC and Deep Green Waste & Recycling, Inc. dated as of March 12, 2020 (previously filed with Form S-1 on March 18, 2020)
10.20	Promissory Note between Deep Green Waste & Recycling, LLC and Gordon Boorse (CFSI acquisition) dated October 20, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.21	Promissory Note between Deep Green Waste & Recycling, LLC and Gordon Boorse (CARE acquisition) dated October 20, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.22	Notice of Default submitted by AEC Yield Capital, LLC dated July 31, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.23	Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated December 16, 2016 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.24	First Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated January 26, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.25	Second Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated June 7, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.26	Third Amendment to the Purchase and Sale Agreement between Deep Green Waste & Recycling, LLC and AEC Yield Capital, LLC dated June 7, 2017 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.27	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and C Alvin Roberds, Jr. dated March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.28	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and C Alvin Roberds, Jr. dated as of March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.29	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and Mary Williams dated February 19, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.30	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and Mary Williams. dated as of February 19, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.31	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and Ellen Bailey dated March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.32	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and Ellen Bailey. dated as of March 16, 2018 (previously filed with Amendment No. 1 to Form S-1 on June 8, 2020)
10.33	Convertible Promissory Note between Deep Green Waste & Recycling, LLC and GPL Ventures LLC dated June 23, 2020 (previously filed with Amendment No. 2 to Form S-1 on June 26, 2020)
10.34	Registration Rights Agreement between Deep Green Waste & Recycling, LLC and GPL Ventures LLC dated June 23, 2020 (previously filed with Amendment No. 2 to Form S-1 on June 26, 2020)
10.35	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated February 5, 2021 (previously filed with Form 8-K on March 1, 2021)
10.36	Registration Rights Agreement between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated February 5, 2021 (previously filed with Form 8-K on March 1, 2021)
10.37	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC dated February 5, 2021 (previously filed with Form 8-K on March 1, 2021)
10.38	Registration Rights Agreement between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC dated February 5, 2021 (previously filed with Form 8-K on March 1, 2021)
10.39	ASSET PURCHASE AGREEMENT between Deep Green Waste & Recycling, Inc., DG Research, Inc. and Amwaste, Inc. dated February 8, 2021 (previously filed with Form 8-K on February 16, 2021)
10.40	Promissory Note between Deep Green Waste & Recycling, Inc., DG Research, Inc. and Amwaste, Inc. dated February 8, 2021 (previously filed with Form 8-K on February 16, 2021)
10.41	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated March 2, 2021 (previously filed with Form 8-K on March 15, 2021)
10.42	Registration Rights Agreement between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated March 2, 2021 (previously filed with Form 8-K on March 15, 2021)
10.43	Consulting Agreement between the Company and Sylios Corp dated February 12, 2021 (previously filed with Form S-1 on April 16, 2021)
10.44	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and Bill Edmonds dated April 9, 2021 (previously filed with Form 10-Q on May 24, 2021)
10.45	Consulting Agreement between the Company and Sylios Corp dated May 10, 2021 (previously filed with Form 10-Q on May 24, 2021)
10.46	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated June 4, 2021 (previously filed with Form S-1 on June 8, 2021)
10.47	Registration Rights Agreement between Deep Green Waste & Recycling, Inc. and GPL Ventures, LLC dated June 4, 2021 (previously filed with Form S-1 on June 8, 2021)
10.48	Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC dated June 4, 2021 (previously filed with Form S-1 on June 8, 2021)
10.49	Registration Rights Agreement between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC dated June 4, 2021 (previously filed with Form S-1 on June 8, 2021)
10.50	Amendment to Consulting Agreement between the Company and Sylios Corp dated June 4, 2021 (previously filed with Form S-1 on June 8, 2021)
10.51	Finder’s fee agreement between the Company and J.H. Darbie & Co., Inc. dated May 13, 2021 (previously filed with Form S-1/A on June 17, 2021)
10.52	Promissory Note between Deep Green Waste & Recycling, Inc. and Labrys Fund, LP dated July 2, 2021 (previously filed with Form 8-K on July 13, 2021)
10.53	Securities Purchase Agreement Deep Green Waste & Recycling, Inc. and Labrys Fund, LP dated July 2, 2021 (previously filed with Form 8-K on July 13, 2021)
10.54	Common Stock Purchase Warrant Agreement Deep Green Waste & Recycling, Inc. and Labrys Fund, LP dated July 2, 2021 (previously filed with Form 8-K on July 13, 2021)
10.55	Stock Purchase Agreement between Deep Green Waste & Recycling, Inc., Jeremy Lyell and Lyell Environmental Services, Inc. dated July 11, 2021 (previously filed with Form 10-Q on August 16, 2021)
10.56	Note Purchase Agreement Deep Green Waste & Recycling, Inc., BHP Capital NY Inc. and Quick Capital, LLC (previously filed with Form 8-K on October 21, 2021)
10.57	Secured Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and BHP Capital NY Inc. (previously filed with Form 8-K on October 21, 2021)
10.58	Secured Convertible Promissory Note between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC (previously filed with Form 8-K on October 21, 2021)
10.59	Security Agreement between Deep Green Waste & Recycling, Inc. and BHP Capital NY Inc. (previously filed with Form 8-K on October 21, 2021)
10.60	Security Agreement between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC (previously filed with Form 8-K on October 21, 2021)
10.61	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and BHP Capital NY Inc. (previously filed with Form 8-K on October 21, 2021)
10.62	Common Stock Purchase Warrant Agreement between Deep Green Waste & Recycling, Inc. and Quick Capital, LLC (previously filed with Form 8-K on October 21, 2021)
10.63	Promissory Note between Deep Green Waste & Recycling, Inc. and Jeremy D. Lyell (previously filed with Form 8-K on October 21, 2021)
14.1	Code of Business Conduct and Ethics (previously filed with Form S-1 on March 18, 2020)
21.1	Certificate of Organization of Deep Green Waste & Recycling, LLC dated August 2, 2011 (previously filed with Form S-1 on March 18, 2020)
21.2	Articles of Incorporation of Jetty Enterprises, Inc. dated November 4, 1987 (previously filed with Form S-1 on March 18, 2020)
21.3	Amendment to Articles of Incorporation for Jetty Enterprises, Inc. dated May 21, 2993 (name change to Compaction and Recycling Equipment, Inc.) (previously filed with Form S-1 on March 18, 2020)
21.4	Articles of Incorporation for Columbia Financial Services, Inc. dated October 3, 1988 (previously filed with Form S-1 on March 18, 2020)
21.5	Articles of Incorporation of DG Research, Inc. dated July 22, 2020 (previously filed with Form S-1 on April 16, 2021)
23.1	Consent of Law Offices of Gary L. Blum (included in Exhibit 5.1)
23.2+	Consent of Michael T. Studer, CPA
Graphic	Corporate logo- Deep Green Waste & Recycling, Inc.

+ Filed hereby with this Registration Statement.

++ To be filed by subsequent amendment.

XBRL Exhibits will be filed by subsequent amendment.

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Item 17. Undertakings.

The undersigned Company hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodinville, State of Washington, on January 26, 2022.

DEEP GREEN WASTE & RECYCLING, INC.

By:	/s/ Lloyd Spencer	By:	/s/ Bill Edmonds
	Lloyd Spencer		Bill Edmonds
	President		Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lloyd Spencer	President (Principal Executive Officer), Director	January 26, 2022
/s/ Bill Edmonds	(Principal Accounting Officer) and Chairman of the Board of Directors	January 26, 2022

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